UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )
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USA MOBILITY, INC.

(Name of Registrant as Specified In Its Charter)

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TABLE OF CONTENTS

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
VOTING SECURITIES
PROXIES AND REVOCATION
PROXY SOLICITATION
ADJOURNMENTS
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE BOARD OF DIRECTORS AND COMMITTEES
FEES AND SERVICES
AUDIT COMMITTEE REPORT
DIRECTOR COMPENSATION
EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)
EMPLOYMENT AGREEMENT AND ARRANGEMENTS
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
CODE OF BUSINESS CONDUCT AND ETHICS
STOCKHOLDER PROPOSALS
OTHER MATTERS

6677 Richmond Highway
Alexandria, Virginia 22306
(800) 611-8488

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 12, 2010

To the stockholders of USA Mobility, Inc.:

The 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of USA Mobility, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, May 12, 2010, at 9:00 a.m., local time, at The Westin Alexandria, 400 Courthouse Square, Whitney Room, Alexandria, Virginia, 22314, for the following purposes:

1.	To elect seven directors to hold office until the next Annual Meeting of Stockholders and until their respective successors have been elected or appointed;

2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010; and

3.	To transact such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof.

The foregoing matters are described in more detail in the enclosed Proxy Statement.

Your Board of Directors has fixed March 17, 2010 as the record date for determining stockholders entitled to vote at the Annual Meeting. Consequently, only holders of the Company’s common stock of record on the transfer books of the Company at the close of trading of the Company’s common stock on the NASDAQ National Market System® on March 17, 2010 will be entitled to notice of and to vote at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 2010

The Company’s Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2009 (“Annual Report”) will be available at http://www.edocumentview.com/usmo on or before April 2, 2010 or upon request. Financial and other information about the Company is contained in the Annual Report.

You are cordially invited to attend the Annual Meeting in person. Your participation in these matters is important, regardless of the number of shares you own. Whether or not you expect to attend in person, we urge you to submit your proxy or voting instructions by telephone or over the Internet. If you choose to attend the Annual Meeting, you may then vote in person if you so desire, even though you may have executed the proxy. Any stockholder who executes such a proxy may revoke it at any time before it is exercised.

By Order of the Board of Directors,

Royce Yudkoff
Chair of the Board

March 23, 2010
Alexandria, Virginia

6677 Richmond Highway
Alexandria, Virginia 22306
(800) 611-8488

PROXY STATEMENT

The Board of Directors (the “Board”) of USA Mobility, Inc., a Delaware corporation (“USA Mobility” or the “Company”), is soliciting your proxy. Your proxy will be voted at the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 12, 2010, at 9:00 a.m., local time, at The Westin Alexandria, 400 Courthouse Square, Whitney Room, Alexandria, Virginia, 22314, and at any adjournment or postponement thereof. The Proxy Statement, proxy card and the Company’s Annual Report to Stockholders for the year ended December 31, 2009 will be available on or before April 2, 2010, upon request, to holders of record of the Company’s common stock, par value $0.0001 per share (the “common stock”), as of March 17, 2010.

VOTING SECURITIES

Voting Rights and Outstanding Shares

Only stockholders of record on the books of the Company at the close of trading of the Company’s common stock on the NASDAQ National Market System® on March 17, 2010 (the “Record Date”), will be entitled to vote at the Annual Meeting. At the close of business on March 17, 2010, the outstanding voting securities of the Company consisted of 22,333,006 shares of common stock.

Holders of the Company’s common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders.

Methods of Voting

You may:

•	Vote by marking, signing, dating, and returning a proxy card;

•	Vote via the Internet by following the voting instructions on the proxy card or the voting instructions provided by your broker, bank, or other holder of record. Internet voting procedures are designed to authenticate your identity, allow you to vote your shares, and confirm that your instructions have been properly recorded. If you submit your vote by Internet, you may incur costs associated with electronic access, such as usage charges from Internet access providers and telephone companies;

•	Vote by telephone by following the voting instructions on the proxy card or the voting instructions provided by your broker, bank, or holder of record; or

•	Vote in person by attending the Annual Meeting. We will distribute written ballots to any stockholder who wishes to vote in person at the Annual Meeting.

If your shares are held in street name, your broker, bank, or other holder of record will include a voting instruction form with this Proxy Statement. We strongly encourage you to vote your shares by following the instructions provided on the voting instruction form. Please return your voting instruction form to your broker, bank, or other holder of record to ensure that a proxy card is voted on your behalf.

Quorum and Vote Required

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Company’s transfer agent who is also serving as Inspector of Election (“Inspector”). The Inspector will also determine whether or not a quorum is present. If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned or postponed to solicit additional proxies. Except with respect to the election of directors and in certain other specific circumstances, the affirmative vote of a majority of the shares having voting power present in person or represented by proxy at a duly held meeting at which a quorum is present is required under the Company’s Bylaws for approval of proposals presented to stockholders. In general, the Company’s Bylaws also provide that a quorum consists of a majority of the shares issued and outstanding and entitled to vote, the holders of which are present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and therefore, abstentions will have the effect of a negative vote for purposes of determining the approval of any matter submitted to the stockholders for a vote, other than the election of directors.

PROXIES AND REVOCATION

The shares represented by the proxies received, properly dated and executed and not revoked will be voted at the Annual Meeting, and at any adjournments, continuations or postponements thereof, in accordance with the instructions of the stockholders. A proxy may be revoked at any time before it is exercised by:

•	Delivering written notice of revocation to the Company, Attention: Sharon Woods Keisling, Secretary and Treasurer (“Secretary”);

•	Delivering a duly executed proxy bearing a later date to the Company; or

•	Attending the Annual Meeting and voting in person.

Any proxy which is returned using the form of proxy and which is not marked as to a particular item will be voted “FOR” the election of directors, ratification of the appointment of the independent registered public accounting firm and as the proxy holder deems advisable on other matters that may come before the Annual Meeting, as the case may be, with respect to the item not marked. The Company does not expect that any matter other than the proposals presented in this Proxy Statement will be brought before the Annual Meeting. If a broker indicates on the proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in the State of Delaware concerning voting of shares and determination of a quorum.

PROXY SOLICITATION

The entire cost of soliciting proxies from the Company’s stockholders will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, executives and regular employees, without additional compensation, personally or by telephone. The Company has retained Georgeson Inc. (a subsidiary of Computershare Limited) to solicit proxies from brokerage firms, banks and institutional holders. Total fees relating to services provided for the proxy solicitation will be approximately $18,000.

ADJOURNMENTS

If a quorum is not present at the Annual Meeting, it may be adjourned from time to time upon the approval of the holders of shares representing a majority of the votes present in person or by proxy at the Annual Meeting until a quorum shall be present. Any business may be transacted at the adjourned meeting, which might have been transacted at the Annual Meeting originally noticed. If the adjournment is for more than 30 days, or, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. The Company does not currently intend to seek an adjournment of the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Seven directors are to be elected at the Annual Meeting to serve until their respective successors are elected or appointed and qualified. Nominees for election to the Board shall be approved by a plurality of the votes properly cast by holders of the common stock present in person or by proxy at the Annual Meeting, each share being entitled to one vote.

Abstentions from voting on the election of directors, including broker non-votes, will have no effect on the outcome of the election of directors. In the event any nominee is unable or unwilling to serve as a nominee, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the Board may be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected.

Set forth below is certain information, as of March 17, 2010, for each person nominated to the Board:

Royce Yudkoff, age 54, became a director and the Chair of the Board in November 2004. He is also a member of the Compensation Committee. Prior to the merger of Metrocall Holdings, Inc. (“Metrocall”) and Arch Wireless, Inc. (“Arch”) in November 2004, Mr. Yudkoff had been a director of Metrocall since April 1997, and had served as its Chair since February 2003. Since 1989, Mr. Yudkoff has been a Managing Partner of ABRY Partners, LLC, a private equity investment firm, which focuses exclusively on the media and communications sector. Mr. Yudkoff currently serves on the Board of ABRY Partners, LLC, Talent Partners, Nexstar Broadcasting Group, Inc., and Cast and Crew Entertainment Services, LLC. Mr. Yudkoff served on the Board of Muzak Holdings LLC from 2002 to 2009. Mr. Yudkoff has been involved with the paging industry as a director since 1997 and a director of the Company since November 2004. During that time Mr. Yudkoff has maintained his understanding of the Company’s operations, strategies, financial outlook and ongoing challenges. In addition, Mr. Yudkoff has experience in the media and communication sectors that can be applied to the Company’s operations. Mr. Yudkoff has the requisite qualifications to continue as a director.

Nicholas A. Gallopo, age 77, became a director of the Company in November 2004. He is the Chair of the Audit Committee. Prior to the merger of Metrocall and Arch, Mr. Gallopo had been a director of Metrocall since October 2002. Mr. Gallopo is a consultant and Certified Public Accountant. He retired as a partner of Arthur Anderson LLP in 1995 after 31 years with the firm. He had also served as a director of Newman Drug Company from 1995 to 1998, a director of Wyant Corporation, formerly Hosposable Products, Inc., from 1995 to 2001 where he also served as Chair of the Audit Committee, and a director of Bridge Information Systems, Inc. from 2000 to 2002. Mr. Gallopo has been involved with the paging industry as a director since 2002 and a director of the Company since November 2004. During that time Mr. Gallopo has maintained his understanding of the Company’s operations, strategies, financial outlook and ongoing challenges. In addition, Mr. Gallopo is a retired partner of Arthur Andersen LLP and has experience in financial accounting and auditing matters. Mr. Gallopo has the requisite qualifications to continue as a director.

Vincent D. Kelly, age 50, became a director, President and Chief Executive Officer (“CEO”) of the Company in November 2004 when USA Mobility was formed through the merger of Metrocall and Arch. Prior to the merger of Metrocall and Arch, Mr. Kelly was President and CEO of Metrocall since February 2003. Prior to this appointment, he had also served at various times as the Chief Operating Officer, Chief Financial Officer, and Executive Vice President of Metrocall. He served as the Treasurer of Metrocall from August 1995 to February 2003, and served as a director of Metrocall from 1990 to 1996 and from May 2003 to November 2004. Mr. Kelly was an executive officer of Metrocall at the time of its filing of a petition under Chapter 11 of the Bankruptcy Code in 2002. Mr. Kelly also serves as the President, CEO and director for all of the Company’s subsidiaries, except for GTES, LLC, an indirect wholly-owned subsidiary, for which Mr. Kelly is only a director. Mr. Kelly has been involved with the paging industry for over 20 years and a director and CEO of the Company since November 2004. Mr. Kelly has the requisite qualifications to continue as a director.

Brian O’Reilly, age 50, became a director of the Company in November 2004. He is a member of the Nominating and Governance Committee and is the Chair of the Compensation Committee. Prior to the merger of Metrocall and Arch, Mr. O’Reilly had been a director of Metrocall since October 2002. He was with Toronto-Dominion Bank for 16 years, from 1986 to 2002. From 1986 to 1996, Mr. O’Reilly served as the Managing Director of Toronto-Dominion Bank’s Loan Syndication Group, focused on the underwriting of media and telecommunications loans. From 1996 to 2002, he served as the Managing Director of Toronto-Dominion Bank’s Media, Telecom and Technology Group with primary responsibility for investment banking in the wireless and emerging telecommunications sectors. Mr. O’Reilly has been involved with the paging industry as a director since 2002 and a director of the Company since November 2004. During that time Mr. O’Reilly has maintained his understanding of the Company’s operations, strategies, financial outlook and ongoing challenges. In addition Mr. O’Reilly has past experience in the underwriting of media and communication financing that can be applied to the Company’s operations. Mr. O’Reilly has the requisite qualifications to continue as a director.

Matthew Oristano, age 53, became a director of the Company in November 2004. He is a member of the Audit Committee and is Chair of the Nominating and Governance Committee. Prior to the merger of Metrocall and Arch, Mr. Oristano had been a director of Arch since 2002. Mr. Oristano has been the President, CEO and member of the Board of Alda Inc., an investment management company, since 1995. He has served as Chair of the Board and CEO of Reaction Biology Corporation, a contract biomedical research firm since March 2004. He has also been the Vice President, Treasurer and member of the Board of The Oristano Foundation since 1995, and has been a member of the Board of Crystalplex Corporation since 2004. Mr. Oristano has been involved with the paging industry as a director since 2002 and a director of the Company since November 2004. During that time Mr. Oristano has maintained his understanding of the Company’s operations, strategies, financial outlook and ongoing challenges. In addition, Mr. Oristano has past experience in investment management and telecommunications company operations. Mr. Oristano has the requisite qualifications to continue as a director.

Thomas L. Schilling, age 46, became a director of the Company in May 2008. He was appointed Chief Financial Officer (“CFO”) of the Company in January 2005 and has served as the Chief Operating Officer and Chief Financial Officer (“COO/CFO”) since October 2007. In addition to his existing financial management duties, Mr. Schilling is responsible for technical operations (network), information technology, supply chain management and customer operations and service. Prior to joining the Company, Mr. Schilling was the CFO of Cincinnati Bell, Inc. from 2002 to August 2003. He had previously served as the CFO of Cincinnati Bell, Inc.’s (formerly Broadwing Inc.) Broadwing Communications subsidiary and oversaw its IT consulting services business unit from 1999 to 2002. Mr. Schilling has more than 20 years of financial and operational management experience in the communications industry, including positions with MCI, Inc. from 1993 through 1998, and four years with Sprint Communications Co. LP. He had also served as CFO of Autotrader.com from 1998 through 1999. Mr. Schilling served on the Audit Committee of Sorrento Network, Inc. from October 2003 to August 2004. Mr. Schilling currently serves on the Board of Pagenet Canada, Inc. Mr. Schilling also serves as the COO/CFO and director for all of the Company’s subsidiaries. Mr. Schilling has been involved with the paging industry since 2005 when he joined the Company as CFO. Mr. Schilling has the requisite qualifications to continue as a director.

Samme L. Thompson, age 64, became a director of the Company in November 2004. He is a member of the Compensation Committee and the Audit Committee. Prior to the merger of Metrocall and Arch, Mr. Thompson had been a director of Arch since 2002. Mr. Thompson currently serves on the Board for the Illinois Institute of Technology’s Knapp Entrepreneurial Center, Sheriff Meadow Conservation Trust, and the Partnership for Connected Illinois, Inc. (all non-profit organizations). Mr. Thompson is the owner and president of Telit Associates, Inc., a financial and strategic consulting firm. He joined Motorola, Inc. as Vice President of Corporate Strategy in July 1999 and retired from Motorola, Inc. as Senior Vice President of Global Corporate Strategy and Corporate Business Development in March 2002. From June 2004 until August 2005, Mr. Thompson was a member of the Board of SpectraSite, Inc., which was the landlord of a small percentage of transmission tower sites used by the Company. Since August 2005, he has been a member of the Board of American Tower Corporation (“ATC”) (which merged with SpectraSite, Inc.), a landlord of a substantial percentage of transmission tower sites used by the Company. Due to his relationships with SpectraSite, Inc. and ATC, Mr. Thompson has recused himself from any decision by the Board on matters relating to SpectraSite, Inc., and has and will continue to recuse himself from any decision by the Board on matters relating to ATC (since the merger with SpectraSite, Inc.). Mr. Thompson has been involved with the paging industry as a director since 2002 and a director of the Company since November 2004. During that time Mr. Thompson has maintained his understanding of the Company’s operations, strategies, financial outlook and ongoing challenges. In addition, Mr. Thompson has past experience in corporate strategic and business development that can be applied to the Company’s current operations. Mr. Thompson has the requisite qualifications to continue as a director.

Unless marked otherwise, proxies received will be voted “FOR” the election of each of the nominees named above.

Recommendation of the Board:

The Board recommends a vote “FOR” the election of all nominees named above.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee has appointed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2010. Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request approval of this selection by the stockholders in order to give the stockholders a voice in the designation of auditors. Notwithstanding the ratification of Grant Thornton by the stockholders, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

If the stockholders do not ratify the appointment of Grant Thornton as the Company’s independent registered public accounting firm, the Audit Committee will consider the selection of another independent registered public accounting firm for 2011 and future years. A representative of Grant Thornton will be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders and to make a statement if the representative desires to do so.

Unless marked otherwise, proxies received will be voted “FOR” the ratification of the appointment of Grant Thornton as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

Recommendation of the Audit Committee and Board:

The Audit Committee and the Board recommend a vote “FOR” the ratification of Grant Thornton as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

THE BOARD OF DIRECTORS AND COMMITTEES

The Board met seven times during 2009. All directors attended 100 percent of the total number of meetings held by the Board as well as any standing committees of the Board on which they serve. While the Company encourages all members of the Board to attend the Annual Meeting, there is no formal policy as to their attendance at the Annual Meeting. All directors attended the 2009 Annual Meeting held in May 2009.

Stockholders’ Communications

The Company has not developed a formal process by which stockholders may communicate directly to the Board. The Company believes that an informal process, in which stockholder communications (or summaries thereof) are received by the Secretary for the Board’s attention and provided to the Board, has served the Board’s and the stockholders’ needs. In view of recently adopted U.S. Securities and Exchange Commission (“SEC”)

disclosure requirements relating to this issue, the Board may consider developing more specific procedures. Until other procedures are developed, any communications to the Board should be addressed to the Board and sent in care of the Secretary of the Company.

Director Independence

The NASDAQ corporate governance rules require that a majority of the Board be independent. No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with the Company. In assessing the independence of its members, the Board examined the commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships of each member. The Board’s inquiry extended to both direct and indirect relationships with the Company. Based upon both detailed written submissions by its members and discussions regarding the facts and circumstances pertaining to each member, considered in the context of applicable NASDAQ corporate governance rules, the Board has determined for the year ended December 31, 2009 that Mr. Samme L. Thompson has relationships with companies that do business with USA Mobility.

Mr. Thompson was a member of the Board of SpectraSite, Inc. from June 2004 to August 2005, the landlord of a small percentage of transmission tower sites used by the Company. Since August 2005, he has been a member of the Board of ATC (which merged with SpectraSite, Inc.), a landlord of a substantial percentage of transmission tower sites used by the Company. Due to his relationships with SpectraSite, Inc. and ATC, Mr. Thompson has recused himself from any decision by the Board on matters relating to SpectraSite, Inc., and has and will continue to recuse himself from any decision by the Board on matters relating to ATC (since the merger with SpectraSite, Inc.).

For the year ended December 31, 2009 all directors are determined to be independent, with the exception of Mr. Kelly who is the Company’s CEO and Mr. Schilling who is the Company’s COO/CFO. Both are also directors of the Board.

Leadership Structure

The Board has segregated the positions of Chair of the Board and CEO since the Company’s inception in 2004. The position of Chair of the Board has been filled by an independent director. (The evaluation of director independence has been described above.) The Board believes that segregation of these positions has allowed the CEO to focus on managing the day-to-day activities of the Company within the parameters established by the Board. The position of Chair of the Board provides leadership to the Board in establishing the overall strategic direction of the Company consistent with the input of other directors of the Board and management. The Board believes this structure has served the stockholders ensuring the development and implementation of the Company’s strategies in the wireless telecommunications industry. The Board does not contemplate any changes to the leadership structure of the Board in 2010.

Risk Oversight

The Company’s primary risk consists of managing the Company’s operations profitably within the environment of declining revenues and subscribers. In general the Board, as a whole and also at the committee level, oversees the Company’s risk management activities. The Board annually reviews management’s long-term strategic plan and the resulting annual budget that results from that strategic planning process. Using that information the Compensation Committee establishes both the short-term and long-term compensation programs that include all executives of the Company (including the Named Executive Officers (“NEOs”). These compensation programs are ratified by the Board, as a whole. The compensation programs are designed to focus management on the performance metrics underlying the profitable operations of the Company. The Board receives periodic updates from management on the status of the Company’s operations and performance (including updates outside of the normal Board meetings). Finally, as noted below, the Board is assisted by the Audit Committee in fulfilling its responsibility for oversight of the quality and integrity of the Company’s accounting, auditing and financial reporting practices. Thus, in performing its risk oversight the Board establishes the performance metrics, monitors on a timely basis the achievement of those performance metrics, and oversees the mechanisms that report those performance metrics.

Committees

During 2009 the Board had a standing Nominating and Governance Committee, Compensation Committee and Audit Committee as represented in the following table:

Nominating and
	Governance	Compensation
Board of Directors	Committee	Committee	Audit Committee
Royce Yudkoff (Chair)	M	M

Vincent D. Kelly

Nicholas A. Gallopo			C

Brian O’Reilly	M	C

Matthew Oristano	C		M

Thomas L. Schilling

Samme L. Thompson		M	M

C = Chair

M = Member

Nominating and Governance Committee

As of December 31, 2009 the members of the Nominating and Governance Committee consisted of Messrs. Oristano, O’Reilly and Yudkoff, each of whom was an independent director as the term is defined in Rule 4200(a)(15) of the NASDAQ marketplace rules. Mr. Oristano served as the Chair of the Nominating and Governance Committee. The Nominating and Governance Committee met one time in 2009 and took no action by unanimous written consent in lieu of a meeting. The Board has adopted a charter governing the activities of the Nominating and Governance Committee, which may be viewed online on the Company’s website at http://www.usamobility.com/about_us/investor_relations/. Pursuant to its charter, the Nominating and Governance Committee’s tasks include identifying individuals qualified to become Board members, recommending to the Board director nominees to fill vacancies in the membership of the Board as they occur and, prior to each Annual Meeting of Stockholders, recommending director nominees for election at such meeting, making recommendations to the Board concerning the size and composition of the Board, conducting succession planning regarding the CEO and other senior executive positions of the Company and leading the Board in its annual review of Board performance. The Nominating and Governance Committee may also develop and recommend to the Board corporate governance principles applicable to the Company. The Nominating and Governance Committee recommended to the Board that starting in 2008 the number of directors on the Board be reduced from eight members to seven members. The Board concurred with this recommendation at its quarterly Board meeting in February 2008.

The Nominating and Governance Committee considers Board candidates based upon various criteria, such as skills, knowledge, perspective, broad business judgment and leadership, relevant specific industry or regulatory affairs knowledge, business creativity and vision, experience, and any other factors appropriate in the context of an assessment of the Nominating and Governance Committee’s understood needs of the Board at that time. In addition, the Nominating and Governance Committee considers whether the individual satisfies criteria for independence, as may be required by applicable regulations, and personal integrity and judgment. Accordingly, the Board seeks to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

The Nominating and Governance Committee does not have a formal policy with respect to diversity, but as part of its review of Board candidates considers diversity in the context of age, business experience, knowledge and perspective from other industries or business disciplines such as investment banking, manufacturing, professional services or consulting among others. This consideration is included as part of the overall decision on the candidates for the Board.

The Nominating and Governance Committee has the sole authority to retain, compensate, and terminate any search firm or firms to be used in connection with the identification, assessment, and/or engagement of directors and director candidates. No such firm has been retained by the Nominating and Governance Committee.

The Nominating and Governance Committee considers proposed nominees whose names are submitted to it by stockholders; however, it does not have a formal process for that consideration. The Company has not adopted a formal process because it believes that an informal consideration process has been adequate to date. The Nominating and Governance Committee intends to review periodically whether a more formal policy should be adopted. If a stockholder wishes to suggest a proposed name for the Nominating and Governance Committee’s consideration, the name of that nominee and related personal information should be forwarded to the Nominating and Governance Committee, in care of the Secretary of the Company, at least six months before the next Annual Meeting to assure time for meaningful consideration by the Nominating and Governance Committee. See also “Stockholder Proposals” for Bylaw requirements for nominations.

All of the nominees for directors being voted upon at the Annual Meeting are directors standing for re-election.

Compensation Committee

As of December 31, 2009 the members of the Compensation Committee consisted of Messrs. O’Reilly, Thompson and Yudkoff, each of whom was an independent director as the term is defined in Rule 4200(a)(15) of the NASDAQ marketplace rules. Mr. O’Reilly served as the Chair of the Compensation Committee. The Compensation Committee shall ensure that the Company’s compensation programs are designed to encourage high performance, promote accountability and assure that employee interests are aligned with the interests of the Company’s stockholders. The Compensation Committee met three times during 2009 and took no action by unanimous written consent in lieu of a meeting.

The Board has adopted a charter setting forth the structure, authority and responsibilities of the Compensation Committee, which may be viewed online on the Company’s website at http://www.usamobility.com/about_us/investor_relations/. Under its charter, the responsibilities of the Compensation Committee include, at least annually, reviewing the compensation philosophy of the Company and administering the USA Mobility, Inc. Equity Incentive Plan (“Equity Plan”); approving all compensation for executives with a base salary greater than or equal to $250,000 and making recommendations for Board approval of proposed employment agreements and/or severance arrangements for such executives as recommended by the CEO; evaluating and approving all executive compensation programs, including adoption or amendment to incentive compensation and equity-based awards; and evaluating the performance of the CEO and recommending for Board approval the compensation based on such evaluation consistent with the CEO’s existing employment agreement. The Compensation Committee also recommends for Board approval the total compensation for non-executive directors. The Compensation Committee cannot delegate responsibilities relating to executive compensation. The Compensation Committee has the sole authority to retain, and/or replace, as needed, any independent counsel, compensation and benefits consultants and other outside experts as the Compensation Committee believes to be necessary. In 2009, the Compensation Committee did not retain services from any compensation consultants.

Audit Committee

As of December 31, 2009 the Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), consisted of Messrs. Gallopo, Oristano, and Thompson, each of whom was an independent director as the term is defined in Rule 4200(a)(15) of the NASDAQ marketplace rules. The Board has determined that Mr. Gallopo, who is the Audit Committee Chair, is an “audit committee financial expert,” as that term is defined in the Exchange Act. The Audit Committee met four times during 2009 and took no action by unanimous written consent in lieu of a meeting. The Board has adopted a charter setting forth the structure, powers and responsibilities of the Audit Committee, which may be viewed online on the Company’s website at http://www.usamobility.com/about_us/investor_relations/. Under its charter, the responsibilities of the Audit Committee include approving the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm; reviewing the plans and results of the audit engagement with the independent registered public accounting firm; reviewing the Company’s critical accounting policies, the Annual and Quarterly reports on Forms 10-K and 10-Q, respectively, and the earnings releases; reviewing the adequacy of the Company’s internal accounting controls; overseeing the Company’s ethics program; and reviewing the policies and procedures regarding executives’ expense accounts.

As described under the heading “Proposal No. 2 — Ratification of Appointment of Independent Registered Public Accounting Firm,” the Audit Committee has appointed Grant Thornton as the Company’s independent registered public accounting firm for the year ending December 31, 2010 and is seeking ratification of the appointment at the Annual Meeting.

FEES AND SERVICES

Fees Paid to the Independent Registered Public Accounting Firm

The following table summarizes fees billed through March 17, 2010 to the Company by Grant Thornton relating to services provided for the periods stated.

	For the Year Ended December 31,
Grant Thorton LLP	2009	2008

Audit Fees(a)	$1,587,173	$1,826,368
Tax Fees(b)	—	—
Audit Related and Other Fees(c)	—	—

Total	$1,587,173	$1,826,368

(a)	The audit fees (including out-of-pocket expenses) for the years ended December 31, 2009 and 2008 were for professional services rendered during the audits of the Company’s consolidated financial statements and its internal control over financial reporting, for reviews of the Company’s consolidated financial statements included in the Company’s quarterly reports on Form 10-Q and for reviews of other filings made by the Company with the SEC.

(b)	Tax fees consist of tax compliance, tax advice and tax planning services. No tax fees were paid to the Company’s independent registered public accounting firm in 2009 or 2008.

(c)	No audit related or other fees were paid to the Company’s independent registered public accounting firm in 2009 or 2008.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. This policy generally provides that the Company will not engage the Company’s independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by the Company’s independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or types of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee may also delegate to one or more of its members the authority to approve any audit or non-audit services to be provided by the independent registered public accounting firm. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported at the next Audit Committee meeting.

All audit fees in 2009 and 2008 were approved by the Audit Committee pursuant to the Company’s pre-approval policy.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the Company’s accounting, auditing and financial reporting practices. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management is responsible for the preparation of the Company’s financial statements and the financial reporting process, including the system of internal controls. Grant Thornton (the “auditor”) is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting.

In discharging its oversight responsibility, the Audit Committee reviewed and discussed with management and the auditor the audited financial statements that were included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 (the “2009 Form 10-K”).

The Audit Committee discussed with the auditor the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended and as adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee discussed with the auditor the auditor’s independence from the Company and its management including the matters in the written disclosures provided to the Audit Committee as required by the applicable requirements of the PCAOB.

Based on the foregoing, the Audit Committee recommended to the Board and the Board approved the inclusion of the Company’s audited financial statements in the 2009 Form 10-K for filing with SEC.

Audit Committee:
Nicholas A. Gallopo
Matthew Oristano
Samme L. Thompson

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act (together, the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

DIRECTOR COMPENSATION

On August 1, 2007, for periods of service beginning on July 1, 2007, the Board approved that, in lieu of restricted stock units (“RSUs”), each non-executive director will be granted in arrears on the first business day following the quarter of service, shares of restricted common stock (“restricted stock”) under the Equity Plan for their service on the Board and committees thereof. The restricted stock would be granted quarterly based upon the closing price per share of the Company’s common stock at the end of each quarter, such that each non-executive director would receive $40,000 per year of restricted stock ($50,000 for the Chair of the Audit Committee). The restricted stock will vest on the earlier of a change in control of the Company (as defined in the Equity Plan) or one year from the date of grant, provided, in each case, that the non-executive director maintains continuous service on the Board. Future cash distributions related to the restricted stock will be set aside and paid in cash to each non-executive director on the date the restricted stock vests. In addition to the quarterly restricted stock grants, the non-executive directors would be entitled to cash compensation of $40,000 per year ($50,000 for the Chair of the Audit Committee), also payable quarterly. These sums are payable, at the election of the director, in the form of cash, shares of common stock, or any combination thereof.

The following table details information on the restricted stock awarded to the Company’s non-executive directors in or for service in 2009. The shares of restricted stock vested one year from the date of grant and the related cash distributions on the vested restricted stock were paid to the Company’s non-executive directors.

						Restricted
						Stock	Cash
		Price Per	Restricted	Restricted		Awarded	Distribution
For the Three		Share	Stock	Stock	Vesting	and	Paid
Months Ended	Grant Date	($)(a)	Awarded (#)	Vested (#)	Date	Outstanding (#)	($)(b)

December 31, 2008	January 2, 2009	11.57	4,536	(4,536)	January 2, 2010	—	9,072
March 31, 2009	April 1, 2009	9.21	5,701	—	April 1, 2010	5,701	—
June 30, 2009	July 1, 2009	12.76	4,116	—	July 1, 2010	4,116	—
September 30, 2009	October 1, 2009	12.88	4,079	—	October 1, 2010	4,079	—
December 31, 2009	January 2, 2010	11.01	4,767	—	January 2, 2011	4,767	—

Total			23,199	(4,536)		18,663	9,072

(a)	The quarterly restricted stock awarded is based on the price per share of the Company’s common stock on the last trading day prior to the quarterly award date.

(b)	Amount excludes interest earned and paid upon vesting of shares of restricted stock.

These grants of shares of restricted stock will reduce the number of shares eligible for future issuance under the Equity Plan.

The following table details information on the cash distributions relating to the restricted stock issued to the Company’s non-executive directors for the year ended December 31, 2009:

			Per Share Amount	Total Amount
Declaration Date	Record Date	Payment Date	($)	($)

March 3, 2009	March 17, 2009	March 31, 2009	1.25	29,524
April 29, 2009	May 20, 2009	June 18, 2009	0.25	5,491
July 29, 2009	August 14, 2009	September 10, 2009	0.25	4,781
October 28, 2009	November 17, 2009	December 10, 2009	0.25	4,608

Total			2.00	44,404

Effective August 31, 2005, all directors are required to own and hold a minimum of 1,500 shares of the Company’s common stock for a period of 18 months. These shares could be shares that were already owned, shares that were acquired by the director, or restricted stock that were paid to the director for service on the Board and committees thereof. At March 17, 2010 all directors met the minimum ownership requirement.

The non-executive directors are reimbursed for any reasonable out-of-pocket Board related expenses incurred. There are no other annual fees paid to these non-executive directors. Directors that are employed as executives of the Company are not separately compensated for service as a director.

No change in director compensation has been planned for 2010.

The Company used the fair-value based method of accounting for the equity awards. The restricted stock will vest on the earlier of a change in control or one year from the date of grant and the fair value is amortized as compensation expense over a one-year period. The amounts shown below for restricted stock reflect the grant date fair value of the restricted stock issued quarterly to the non-executive directors based on the price per share of the

Company’s common stock on the last trading day prior to the quarterly award date. The following table sets forth the compensation earned by the non-executive directors for the year ended December 31, 2009:

2009 Director Compensation Table

	Fees Earned or Paid		All Other
Name	in Cash ($)	Stock Awards ($)	Compensation ($)	Total ($)
Royce Yudkoff(a)	40,000	40,000	8,265	88,265

Nicholas A. Gallopo(b)	50,000	50,000	10,328	110,328

Brian O’Reilly(a)	40,000	40,000	8,265	88,265

Matthew Oristano(a)	40,000	40,000	8,265	88,265

Samme L. Thompson(a)	40,000	40,000	8,265	88,265

(a)	Included in the column “All Other Compensation” for each of the non-executive directors is $8,265 of cash distributions and interest paid to the non-executive directors in 2009 on the vested restricted stock. On January 2, 2009, April 1, 2009, July 1, 2009 and October 1, 2009, 4,334 shares of restricted stock vested for each of the non-executive directors from the quarterly grants issued to each of the non-executive directors in 2008. As of December 31, 2009, Messrs. Yudkoff, O’Reilly, Oristano and Thompson each have 3,511 shares of restricted stock outstanding with a fair market value of $38,656 based on the closing price per share of the Company’s common stock on December 31, 2009 of $11.01. On January 2, 2010 the Company awarded Messrs. Yudkoff, O’Reilly, Oristano and Thompson each 908 shares of restricted stock for services performed during the fourth quarter of 2009 based on the closing price of the Company’s common stock on December 31, 2009 of $11.01. The restricted stock will vest on the earlier of a change in control or one year from the date of issuance and the fair value is amortized as compensation expense over a one-year period. Also on January 2, 2010, 864 shares of restricted stock vested for each of the non-executive directors from the grant issued on January 2, 2009 and the related cash distributions and interest of $1,729 on the vested restricted stock were paid to each of the non-executive directors.

(b)	Included in the column “All Other Compensation” for Mr. Gallopo, the Audit Committee Chair, is $10,328 of cash distributions and interest paid in 2009 on the vested restricted stock. On January 2, 2009, April 1, 2009, July 1, 2009 and October 1, 2009, 5,417 shares of restricted stock vested from the quarterly grants issued to Mr. Gallopo in 2008. As of December 31, 2009, Mr. Gallopo has 4,388 shares of restricted stock outstanding with a fair market value of $48,312 based on the closing price per share of the Company’s common stock on December 31, 2009 of $11.01. On January 2, 2010, the Company awarded Mr. Gallopo 1,135 shares of restricted stock for services performed during the fourth quarter of 2009 based on the closing price of the Company’s common stock on December 31, 2009 of $11.01. The restricted stock will vest on the earlier of a change in control or one year from the date of issuance and the fair value is amortized as compensation expense over a one-year period. Also on January 2, 2010, 1,080 shares of restricted stock vested from the grant issued to Mr. Gallopo on January 2, 2009 and the related cash distributions and interest of $2,162 on the vested restricted stock were paid to Mr. Gallopo.

EXECUTIVE OFFICERS

Executive officers of the Company serve at the pleasure of the Board, subject in certain cases to the provisions of their employment agreements, if applicable. Set forth below is biographical information for each executive officer of the Company who is not also a director as of March 17, 2010 (Messrs. Kelly and Schilling are directors of the Company).

James H. Boso.  Mr. Boso, 62, was appointed Executive Vice President (“EVP”) of Sales of the Company in October 2005 and subsequently promoted to EVP of Sales and Marketing (“EVP, Sales & Marketing”) in July 2007. Prior to his current position, Mr. Boso was named Division President of the Western Sales Division in November 2004 with the merger of Arch and Metrocall. He was Regional Vice President for the Central Sales Region of Metrocall from July 1996 until November 2004. Mr. Boso has over 10 years in the wireless messaging industry and over 24 years in the telecommunications, broadcast and entertainment industries including serving as Vice

President, Broadcast Division of Bass Brothers, Senior Vice President with Storer Communications, Inc. and the CEO of Spectravision, Inc.

Bonnie K. Culp-Fingerhut (“Ms. Culp”).  Ms. Culp, 58, was appointed EVP of Human Resources and Administration (“EVP, HR & Administration”) in October 2007. Ms. Culp was named Senior Vice President of Human Resources and Administration in November 2004 with the merger of Arch and Metrocall. She was Senior Vice President of Human Resources and Administration of Metrocall from November 1998 until November 2004. Ms. Culp has more than 25 years in the human resources field with over 10 years in the wireless messaging industry.

Thomas G. Saine.  Mr. Saine, 47, was promoted to Chief Information Officer (“CIO”) in July 2008, effective August 2008. Prior to his current position, Mr. Saine was the Chief Technology Officer (“CTO”) since October 2007. In addition, since January 2008 Mr. Saine currently serves as the President of GTES, LLC, an indirect wholly-owned subsidiary of USA Mobility. Mr. Saine rejoined the Company in August 2007 as Vice President of Corporate Technical Operations. Previously, Mr. Saine had served the Company as Vice President, Technology and Integration from November 2003 through June 2005. Mr. Saine was an independent consultant from July 2005 through November 2005 and was a Program Manager and Director of Programs with Northrop Grumman Corporation from December 2005 through August 2007. Prior to Mr. Saine’s employment with the Company in 2003, Mr. Saine had served as Vice President, Network Services and CTO of Weblink Wireless, Inc. from 2001 through 2003. Mr. Saine has over 20 years of operations, engineering and technology management experience. Mr. Saine currently serves on the Board of GTES, Inc.

The NEOs of the Company as of December 31, 2009 consisted of Mr. Kelly, the CEO, Mr. Schilling, the COO/CFO, and the other three most highly compensated executive officers of the Company, whose annual compensation equaled or exceeded $100,000 and who served as executive officers at December 31, 2009. The other three most highly compensated executive officers of the Company are identified as Mr. Boso, Ms. Culp and Mr. Saine. Their titles are as follows: EVP, Sales & Marketing, EVP, HR & Administration and CIO, respectively.

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

Compensation Objectives

For all executives of the Company, which includes the NEOs, compensation is intended to be based on the performance of the Company as determined by the Compensation Committee and ratified by the Board. The Compensation Committee believes that compensation paid to executives should be closely aligned with the short-term and long-term performance of the Company; linked to specific, measurable results that create value for stockholders; and assist the Company in attracting and retaining key executives critical to long-term success.

In establishing compensation for executives, the Compensation Committee has the following objectives:

•	Attract and retain individuals of superior ability and managerial talent;

•	Ensure compensation is aligned with the Company’s corporate strategies, business objectives and the long-term interests of the Company’s stockholders;

•	Achieve key strategic and financial performance measures by linking incentive award opportunities to attainment of performance goals in these areas; and

•	Focus executive performance on increasing the Company’s stock price and maximizing stockholder value, as well as promoting retention of key staff, by providing a portion of total compensation opportunities in the form of direct ownership in the Company through RSUs that are payable in common stock of the Company.

To meet these objectives the Compensation Committee also considers the strategic position of the Company in the wireless telecommunications industry. While the Company is the largest provider in the paging segment of this industry, the Company has experienced significant attrition in its subscriber base and revenues as its customers have migrated to other wireless services. These changes require a continual focus on operational efficiency and cost reductions to maximize operating cash flow and profitability. The impact of subscriber and revenue attrition has negatively impacted the price performance of the Company’s common stock since the formation of the Company in

November 2004. The Company’s strategic position, the requirement for continuing cost control in order to maintain profitability and the limited number of experienced and knowledgeable paging industry executives are considered as the Compensation Committee evaluates the Company’s performance-based compensation program.

In order to implement the performance-based compensation philosophy, the Company’s compensation program for executives consists of the following elements:

	Non-Equity
Elements of Compensation	(Cash Based)	Equity

Base Salary	100%	—
All Other Compensation	100%	—
Short-Term Incentive Plan (“STIP”) Compensation(a)	100%	—
Long-Term Incentive Plan (“LTIP”) Compensation	50%	50%

(a)	The CEO’s amended and restated employment agreement dated October 30, 2008 specifies that his STIP compensation will be paid 50 percent in cash and 50 percent in common stock of the Company.

Both the STIP and LTIP compensation are based on the measurable financial performance of the Company as determined by the Compensation Committee and ratified by the Board. In designing the STIP and LTIP compensation the Compensation Committee has considered the strategic position of the Company as the largest provider in the declining paging segment of the wireless telecommunications industry. This consideration has resulted in the STIP compensation being exclusively cash based (except for the CEO as noted above). With respect to the LTIP compensation the Company has designed this element to include both cash and equity components. The balance between cash and equity compensation is evaluated annually as discussed below. To further tie compensation to performance, the LTIP compensation does not automatically award any amount of compensation unless the pre-established financial targets are achieved.

Compensation Policies and Practices that Present Material Risks

As noted above, the Board through the Compensation Committee applies the same compensation policies and practices to all executives of the Company including the NEOs. Executives of the Company are defined as employees of the Company with positions of vice-president or higher. Currently, there are 14 employees considered to be executives. There are no materially significant incentive compensation policies or practices applicable to all other employees of the Company.

A key element of the Company’s compensation policies and practices is the STIP. The STIP performance criteria of operating cash flow (as defined), healthcare revenue, direct subscriber units in service (“UIS”) and average revenue per unit (“ARPU) have been established to maximize the Company’s cash flow without unnecessarily reducing the number of subscribers that ultimately drive revenues. While the criteria upon which the STIP is based could incent the Company’s executives to reduce operating expenses adversely impacting customer retention, the other elements of the STIP incent customer retention and revenue growth. These STIP criteria are consistent with the criteria used in prior years (2008 and 2007) and have not resulted in a material adverse effect on the Company. The Company believes that its compensation policies and practices are not likely to have a material adverse impact on the Company.

Adjustments and/or Recovery of Award Payments

The Company does not have a policy regarding the adjustment and/or recovery of STIP and LTIP payments due to restatements of previously issued financial statements.

Determination of Compensation

The Compensation Committee determines and recommends the compensation awards available to the Company’s CEO consistent with the terms of the CEO’s employment agreement. It also evaluates and approves the CEO’s recommendations on all compensation levels for all other NEOs.

To determine the appropriate range for the key elements of the compensation program, the Compensation Committee reviews management’s recommendations and has, from time to time, reviewed recent historical compensation survey data such as the Mercer Telecommunications Survey. The Compensation Committee reviews the structure of the Company’s various executive compensation elements and the appropriateness of the levels of base salary, STIP compensation and LTIP compensation. Consistent with the results of the recent historical information, the Company’s executive compensation program includes a fixed base salary and variable STIP and LTIP compensation, with a significant portion weighted towards the variable components. This ensures that total compensation reflects the overall success or failure of the Company and motivates executives to meet appropriate performance measures, thereby maximizing total return to stockholders.

The CEO provides recommendations annually to the Compensation Committee regarding the compensation of all executives, excluding himself. The performance of all NEOs, including the CEO, is reviewed annually by the Compensation Committee. The Compensation Committee then evaluates and approves the CEO’s recommendations on compensation levels for all other NEOs. Annually, the Compensation Committee, without the presence of the CEO, recommends for Board approval the CEO’s incentive compensation consistent with terms of the CEO’s employment agreement. Also, consistent with the CEO’s current employment agreement discussed below, the Board may increase, but not decrease, the amounts of the CEO’s base salary.

In 2009 the Company did not benchmark its compensation levels for its executives. The Compensation Committee believed that recent historical information used in the prior years was sufficient to analyze the 2009 compensation levels for its executives. The elements of compensation for 2009 did not change from the prior year’s elements of compensation.

Within its performance-based compensation program, the Company aims to compensate the NEOs in a manner that is tax effective for the Company. In practice, all of the annual compensation paid by the Company is tax-qualified under Section 162(m) of the Internal Revenue Code, as amended (the “Code”), with the exception of the portion of the CEO’s STIP and LTIP compensation in excess of $1 million.

In 2008, the Compensation Committee engaged the Hay Group to establish a peer group, consisting of twelve companies in a similar industry and with comparable revenue1, and to develop a recommendation for severance and change in control agreements for the NEOs (excluding the CEO). The Hay Group gathered information for the NEOs from the most recent proxy statement available at that time for these companies and recommended changes to the severance and change in control agreements for the NEOs (excluding the CEO). The Compensation Committee accepted the consultant’s recommendation and directed the Company to execute amended severance and change in control agreements with the NEOs effective October 2008 (excluding the CEO) (see exhibit 10.23 in the Company’s 2008 third quarter Form 10-Q). No such service was retained in 2009.

Given the Company’s strategic position it is very important to retain the best talent in the senior executive management team. Actual compensation for each executive (including the NEOs) is ultimately driven by the performance of the executive over time, as well as the annual performance of the Company based on criteria established by the Compensation Committee. Each year, the Company may establish LTIP compensation for certain eligible employees, including the NEOs, based upon a multiple of the participant’s annual STIP compensation. The annual STIP compensation is based on an STIP target set for the participant’s job level, and, from time to time, follows a review of market survey data.

Policies with Respect to Equity Compensation Awards

The Company evaluates the allocation of equity awards among stock option grants, restricted stock grants, stock appreciation rights and participation units available for grant under the Company’s Equity Plan. However, the Company has not historically granted stock options or stock appreciation rights. The Company grants and records all equity incentive awards under the fair-value method at the date of grant.

1 The peer group was comprised of American Tower Corporation, Crown Castle International Corporation, Virgin Mobile USA, Inc., Centennial Communications Corp, Rural Cellular Corporation, iPCS, Inc., SBA Communications Corporation, Syniverse Holdings Inc., InPhonic, Inc., Kratos Defense & Security Solutions, Inc., Clearwire Corporation, and LLC International, Inc.

Under the Equity Plan, the Company has the ability to issue up to a maximum 1,878,976 shares of its common stock to eligible employees and non-executive members of its Board in the form of stock options, restricted stock, stock grants or units. At December 31, 2009 1,240,834 shares of common stock were available for future grant. RSUs issued under the Equity Plan do not entitle the holder to any rights of common stock ownership. RSUs are generally convertible into shares of common stock pursuant to the Restricted Stock Unit Agreement when the appropriate vesting conditions have been satisfied. Restricted stock awarded under the plan entitles the stockholder to all rights of common stock ownership except that the restricted stock may not be sold, transferred, exchanged, or otherwise disposed of during the restriction period, which will be determined by the Compensation Committee.

No stock options were granted in 2009 and there are no stock options outstanding.

Relationships With Compensation Consultants

The Company and the Board did not require support from any compensation consultants in 2009.

Elements of Compensation

Base Salary

As discussed above, the Company provides its NEOs with a base salary. Each year the Company determines base salary increases based upon the performance of the NEOs as assessed by the Compensation Committee. No formulaic base salary increases are provided to the NEOs, such as cost of living or contractual adjustments. The Compensation Committee authorized a 5 percent salary increase effective for January 1, 2009 for the NEOs (not including the CIO and CEO). No salary increases were provided to the NEOs for 2010.

All Other Compensation

Perquisites.  The Company provides car allowances to the CEO pursuant to his employment agreement and to the EVP, Sales & Marketing, which is a customary practice for sales and marketing executives.

Company Contribution to Defined Contribution Plans.  The Company has a Section 401(k) Savings & Retirement Plan (the “401(k) Plan”) for eligible employees of the Company and any designated affiliate. The 401(k) Plan permits eligible employees of the Company to defer up to 100 percent of their annual compensation, subject to certain limitations imposed by the Code. An employee’s elective deferrals are vested immediately and non-forfeitable upon contribution to the 401(k) Plan. The Company currently makes matching contributions to the 401(k) Plan in an amount equal to 50 cents for each dollar of participant contributions, up to a maximum of 4 percent of the participant’s salary deferral amount and subject to certain other limits to include catch up contributions. Plan participants vest over three years in the amounts contributed by the Company. Employees of the Company are eligible to participate in the 401(k) Plan on the first of the month after 30 days of credited service with the Company. In 2009, 2008 and 2007, the Company incurred $24,448, $22,506 and $16,224, respectively, in matching contributions for the NEOs participating in the 401(k) Plan.

Other Employee Benefits.  The Company maintains broad-based benefits for all employees, including health and dental insurance, life and disability insurance, paid time off and paid holidays. Executives (including NEOs) are eligible to participate in all of the employee benefit plans on the same basis as other employees with the exception of accelerated vacation accrual and eligibility for payout at time of termination.

Severance Payments / Accruals.  The Company did not pay or accrue any payments relating to termination and change in control for the NEOs for the year ended December 31, 2009.

Short-Term Incentive Plan (STIP) Compensation

As discussed above, the Company structures its compensation program to reward executives based on the Company’s performance and the individual executive’s contribution to that performance. This allows executives to receive STIP compensation in the event certain specified corporate performance measures are achieved. The Compensation Committee believes that the payment of the annual STIP compensation provides incentives necessary to retain executives and reward them for short-term Company performance based on the Company’s strategic position.

Straight-line interpolation is used to determine payouts for STIP awards when 1) the actual performance is between the threshold performance target and target performance level and 2) the actual performance is between the target performance level and the maximum performance target. Payments under the STIP are contingent upon continued employment, though pro rata payments will be made in the event of death or disability based on actual performance at the triggering event date relative to targeted performance measures for each program. Further, if an executive’s employment is involuntarily terminated (other than for cause), the executive will be eligible to receive a pro rata payment, subject to the execution of an appropriate release and other applicable and customary termination procedures.

2009 STIP

The Compensation Committee approved the 2009 STIP on January 6, 2009. The 2009 STIP is comprised of a cash component that is a multiple of 2009 base salary. The pre-established performance criteria for 2009 were based on operating cash flow (as defined), total healthcare revenue, the number of direct subscriber UIS and ARPU. The NEOs were eligible for the following payments under the 2009 STIP:

				Actual
		% of	Target	Payout
NEO	Job Title	Base Salary	Payout ($)	($)(a)

Vincent D. Kelly(b)	CEO	200%	1,200,000	1,369,200
Thomas L. Schilling	COO/CFO	100%	346,500	395,357
James H. Boso	EVP, Sales & Marketing	75%	206,719	235,866
Bonnie Culp	EVP, HR & Administration	75%	151,939	173,362
Thomas G. Saine	CIO	75%	206,250	235,331

Total			2,111,408	2,409,116

(a)	The Company exceeded the performance targets resulting in an actual payment of 114.1 percent of each NEO’s eligible 2009 STIP award. The payments were made in March 2010.

(b)	Pursuant to his employment agreement, Mr. Kelly received 50 percent of his 2009 STIP in common stock of the Company. He received 60,799 shares of common stock based on the closing stock price on February 26, 2010 of $11.26 per share. Mr. Kelly sold 25,658 shares of common stock to the Company in payment of required tax withholdings based on the Company’s closing stock price on February 26, 2010 of $11.26 per share. The shares of common stock purchased by the Company were retired and will not be reissued.

The amounts paid under the Company’s 2009 STIP program were determined based upon the Company’s actual achievement of the following performance criteria:

		Performance
		(Dollars in
		thousands
		except for	Achievement	Weighted
Performance Criteria(a)	Relative Weight	ARPU)	Against Target	Payout

Operating Cash Flow(b)	50%	$82,093	125.0%	62.5%
Healthcare Revenue	20%	$115,351	107.5%	21.5%
Direct UIS	15%	2,014,094	88.4%	13.3%
ARPU	15%	$8.77	112.3%	16.8%

				114.1%

(a)	The Compensation Committee selected the performance criteria as key measures in determining stockholder value. The relative weight assigned to each performance measure reflects the judgment of the Compensation Committee as to the importance each measure has to stockholder value.

(b)	Operating cash flow is calculated as operating income plus depreciation, amortization and accretion less purchases of property and equipment (all determined in accordance with U.S. generally accepted accounting principles).

Long-Term Incentive Plan (LTIP) Compensation

2009 LTIP

On January 6, 2009 the Compensation Committee approved and the Board ratified the 2009 LTIP. The 2009 LTIP provides eligible employees (including the NEOs) the opportunity to earn long-term incentive compensation based on the Company’s attainment of certain financial goals determined by the Compensation Committee and set forth in the 2009 LTIP during the period from January 1, 2009 and December 31, 2012 (the “performance period”). The 2009 LTIP may vest on December 31, 2012 should the pre-established performance goals be achieved. The Compensation Committee may revise the performance goals in the event of a change in control or other corporate reorganization, merger, similar transaction or other extraordinary event, or as the Compensation Committee determines is in the best interests of the Company. The purpose of the 2009 LTIP is to promote the success of the Company’s business, advance the interests of the Company, attract and retain the best available personnel for positions of substantial responsibility, and provide additional incentives to selected key employees for outstanding performance.

The Compensation Committee, in its sole discretion, determines the target awards that may be earned by each 2009 LTIP participant based on a multiple of the 2009 STIP target award for each participant (or, with respect to participants selected to participate in the 2009 LTIP after the commencement of a performance period, the STIP target award for the year in which the participant commenced participation in the 2009 LTIP). Under the terms of the 2009 LTIP, 50 percent of the target award is to be paid in cash and 50 percent of the target award is paid in RSUs, which may vest at the end of the performance period, as described below. Additionally, participants are entitled to dividend equivalent rights with respect to the RSU component of a target award to the extent that any cash dividends or cash distributions (regular or otherwise) are paid with respect to the Company’s common stock during the performance period. Payments under the 2009 LTIP are subject to the Company achieving a specified goal of operating expenses and a target of earnings before interest, taxes, depreciation, amortization and accretion expenses (“EBITDA”) for the 2012 calendar year (the “performance goals”), with the two objectives accorded equal weight in determining the amount of the final payments. Eligible participants will not receive any payments under the 2009 LTIP until filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and will forfeit all rights if terminated with cause or voluntarily separated before the payment date. If the performance goals are achieved and the participants are employed through the payment date, the participants will receive a cash incentive payment, vested RSUs paid in common stock of the Company and granted under the Equity Plan, and dividend equivalent rights (if any) paid with accrued interest in cash with respect to the vested RSUs. Any participant who is involuntarily terminated without cause during the first year of the performance period shall forfeit any right to receive an award. After one year from the effective date of the grant, a participant will earn a prorated portion of 100 percent of the target award for cash and equity awards based on the number of days the participant was continuously employed from January 1, 2009 through the termination date divided by the total number of days in the performance period.

The number of RSUs awarded to a participant was based on the closing price of the Company’s common stock on December 31, 2008. The Board awarded a total of 329,416 RSUs to certain eligible employees (including the NEOs) and also approved that future cash distributions related to the existing RSUs will be set aside and paid in cash to each eligible employees when the RSUs are converted into shares of common stock. Existing RSUs would be converted into shares of common stock on the earlier of: (1) a change in control of the Company (as defined in the Equity Plan); or (2) on or after the third business day following the day that the Company filed its 2012 Annual Report on Form 10-K with the SEC. The RSUs were granted under the Equity Plan pursuant to a Restricted Stock Unit Agreement dated January 15, 2009. The fair value of the RSUs was calculated at $12.01 per share, the Company’s closing stock price on January 15, 2009, the date of grant.

Any unvested RSUs granted under the Equity Plan and the related cash distributions are forfeited if the participant terminates employment with the Company. During the second quarter of 2009, 7,571 RSUs and the related cash distributions were forfeited. As of December 31, 2009, there were 321,845 RSUs outstanding. During the first quarter of 2010, 24,213 RSUs and the related cash distributions were forfeited.

Also on January 6, 2009, the Company provided for long-term cash performance awards to the same certain eligible employees (to include the NEOs) under the 2009 LTIP. Similar to the RSUs, the performance period for these long-term cash performance awards is 48 months and would be paid on the earlier of a change in control of the Company (as defined in the Equity Plan); or on or after the third business day following the day that the Company files its 2012 Annual Report with the SEC. Any unvested long-term cash performance awards are forfeited if the participant terminates employment with the Company.

The table below details components of the 2009 LTIP for the NEOs:

		% of 2009	Total LTIP	Non-Equity		Number of	Fair Value at
		STIP	Award	Component	Equity	RSUs	Grant Date
NEO	Job Title	Target	($)(a)	(Cash Based) ($)	Component ($)	(#)(b)	($)(c)

Vincent D. Kelly	CEO	150%	1,800,000	900,000	900,000	77,787	934,222
Thomas L. Schilling	COO/CFO	300%	1,039,500	519,750	519,750	44,922	539,513
James H. Boso	EVP, Sales & Marketing	300%	620,156	310,078	310,078	26,800	321,868
Bonnie Culp	EVP, HR & Administration	300%	455,816	227,908	227,908	19,698	236,573
Thomas G. Saine	CIO	300%	618,750	309,375	309,375	26,739	321,135

Total			4,534,222	2,267,111	2,267,111	195,946	2,353,311

(a)	The 2009 LTIP award is amortized ratably over 48 months as compensation expense. The award may vest on December 31, 2012 should the pre-established performance goals be achieved.

(b)	The number of RSUs awarded was based on the Company’s closing stock price on December 31, 2008 of $11.57.

(c)	The fair value of the RSUs was calculated at $12.01 per share, the Company’s closing stock price on the date of grant on January 15, 2009.

Discretionary Award

2006 LTIP

On February 1, 2006, the Company’s Board of Directors established the 2006 LTIP, which consisted of a cash component and an equity component in the form of restricted stock. Of the total 2006 LTIP award, 80 percent was considered the Initial Target Award and was fully amortized and vested by December 2008. The remaining 20 percent of the total 2006 LTIP award plus cumulative forfeitures was reserved as a discretionary award (the “Additional Target Award”). In March 2009, the Compensation Committee approved the Additional Target Award provided for in the 2006 LTIP after filing of the 2008 Form 10-K with the SEC. The Compensation Committee approved the payment of the Additional Target Award under the 2006 LTIP due to the achievement of the pre-established operating expense target for 2008. The Company’s actual operating expenses for calendar year 2008 as defined in the 2006 LTIP were $241.5 million, below the pre-established target of $249.0 million. The Additional Target Award consisted of a cash and equity bonus. The Additional Target Award was paid in March 2009. Also in March 2009, the Company paid a total of $208,898 to the NEOs for cash distributions on shares of common stock issued under the 2006 LTIP Additional Target Award.

The following table details the cash and equity components of the Additional Target Award of the 2006 LTIP for the NEOs. The Company used the fair-value based method of accounting for the Additional Target Award. These amounts were reflected as 2009 compensation expenses as the Additional Target Award was discretionary and not approved by the Compensation Committee until March 2009.

							Number of
		Additional			Number of	Fair Value	Shares		Fair Value
		Target	Non-Equity		Shares	at Grant	Sold to	Number of	Upon
		Award	Component	Equity	Awarded	Date	the Company	Shares	Issuance
NEO	Job Title	($)(a)	(Cash Based) ($)	Component ($)	(#)(b)	($)(c)	(#)(d)	Issued (#)	($)(c)

Vincent D. Kelly	CEO	699,464	350,005	349,459	12,189	123,109	(5,144)	7,045	71,155
Thomas L. Schilling	COO/CFO	349,747	175,003	174,744	6,095	61,560	(2,719)	3,376	34,098
James H. Boso	EVP, Sales & Marketing	183,620	91,876	91,744	3,200	32,320	(1,242)	1,958	19,776
Bonnie Culp	EVP, HR & Administration	152,998	76,564	76,434	2,666	26,927	(1,207)	1,459	14,736
Thomas G. Saine	CIO	63,008	31,500	31,508	1,099	11,100	(374)	725	7,323

Total		1,448,837	724,948	723,889	25,249	255,016	(10,686)	14,563	147,088

(a)	The Additional Target Award is payable approximately 50 percent in cash and 50 percent in common stock. Each NEO is entitled to a prorated portion of the 20 percent of the total initial 2006 LTIP award and a prorated portion of the cumulative forfeitures.

(b)	The number of shares of common stock awarded was based on the average closing price of the Company’s common stock for the period January 25, 2006 through January 31, 2006 of $28.67, the price used for the Initial Target Award.

(c)	Fair value of the common stock is calculated at $10.10 per share, the Company’s closing stock price on March 9, 2009.

(d)	Shares of common stock were sold to the Company in payment of required tax withholdings based on the Company’s closing stock price on March 9, 2009 of $10.10 per share. The shares of common stock purchased by the Company were retired and will not be reissued.

Summary Compensation

The Summary Compensation Table includes values for contingent compensation, such as unvested equity awards. For example, performance equity awards under the 2009 LTIP that have been granted to the NEOs but not paid by the Company have been valued in the table below based on the most probable outcome as of the date of grant. The NEOs may never realize the value of certain items included under the column headed “Total” (as is the case in recent years), or the amounts realized may differ materially from the amounts listed in the Summary Compensation Table and related footnotes.

2009 Summary Compensation Table

							Non-Equity
					Stock or RSU		Incentive
					Awards		Plan Compensation
								2006
								LTIP
								Initial
				Discretionary	STIP	LTIP		Target	All Other
			Salary	Bonus	Award	Awards	STIP Awards	Award	Compensation	Total
NEO	Job Title	Year	($)(a)	($)(b)	($)(c)	($)(d)(e)	($)(f)	($)(g)	($)(h)	Compensation ($)
Vincent D. Kelly(i)	CEO	2009	600,000	578,549	684,597	934,222	684,603	—	22,063	3,504,034
		2008	600,000	—	—	—	1,263,600	720,000	277,288	2,860,888
		2007	600,000	—	—	—	1,352,400	—	135,358	2,087,758

Thomas L. Schilling(j)	COO/CFO	2009	346,500	289,285	—	539,513	395,357	—	4,900	1,575,555
		2008	330,000	—	—	—	347,490	360,000	125,419	1,162,909
		2007	315,000	—	—	—	338,100	—	110,320	763,420

James H. Boso(k)	EVP, Sales &	2009	275,625	151,876	—	321,868	235,866	—	11,397	996,632
	Marketing	2008	262,500	—	—	—	207,441	189,000	76,553	735,494
		2007	250,000	—	—	—	211,313	—	28,096	489,409

Bonnie Culp(l)	EVP, HR &	2009	202,585	126,552	—	236,573	173,362	—	4,848	743,920
	Administration	2008	192,938	—	—	—	152,685	157,500	56,793	559,916
		2007	183,750	—	—	—	147,919	—	19,152	350,821

Thomas G. Saine(m)	CIO	2009	275,000	42,600	—	321,135	235,331	—	4,900	878,966
		2008	231,250	—	—	41,972	182,630	126,000	4,106	585,958
		2007	62,115	30,000	—	—	29,605	—	392	122,112

(a)	Amounts represent base salaries for 2009, 2008 and 2007. Mr. Saine rejoined the Company in August 2007, and, accordingly, his 2007 annual salary was prorated. On January 1, 2008, Mr. Saine received a 17.6 percent increase in his annual salary due to his promotion to CTO and received an additional 37.5 percent increase in his annual salary effective August 1, 2008 due to his promotion to CIO. Accordingly, his 2008 annual salary was prorated. Effective January 1, 2007, Mr. Schilling and Ms. Culp each received a 5 percent salary increase and Mr. Boso received a 19 percent salary increase. Effective January 1, 2008, Mr. Schilling, Mr. Boso and Ms. Culp each received a 5 percent salary. Effective January 1, 2009, Mr. Schilling, Mr. Boso and Ms. Culp each received a 5 percent salary increase.

(b)	Amounts in 2009 represent the Additional Target Award provided for in the 2006 LTIP which consisted of cash bonuses totaling $724,948, equity bonuses of $255,016 (based on 25,249 shares of common stock awarded at $10.10 per share on grant date) and the related cash distributions of $8.65 per share of common stock totaling $208,898. The amounts were expensed in 2009. Mr. Saine was not eligible to receive the $8.65 per share of common stock of cash distributions paid on the number of shares awarded due to the date he was employed by the Company. (See “Discretionary Award”.) In 2007, $30,000 sign-on bonus was paid to the Mr. Saine.

(c)	Amount represents the equity portion of the 2009 STIP awarded to Mr. Kelly. Pursuant to his employment agreement, Mr. Kelly received 50 percent of his 2009 STIP award in common stock of the Company. On March 4, 2010, Mr. Kelly received 60,799 shares of common stock based on the closing stock price on February 26, 2010 of $11.26 per share.

(d)	Amounts represent the grant date fair value for the equity portion of the 2009 LTIP. The fair value of the RSUs was calculated at $12.01 per share, the Company’s closing stock price on the date of grant on January 15, 2009. The 2009 LTIP award may vest on December 31, 2012 should the pre-established performance goals be achieved. The 2009 LTIP award is amortized over 48 months as compensation expense. See “2009 LTIP” for additional information.

(e)	On February 1, 2006, the Company’s Board of Directors established the 2006 LTIP, which consisted of a cash component and an equity component in the form of restricted stock. Of the total 2006 LTIP award, 80 percent was considered the Initial Target Award and was fully amortized and vested by December 2008. The aggregate fair value of the restricted stock of $1,390,238 (for the NEOs except for Mr. Saine) was calculated at $27.94 per share, the Company’s closing price on the date of grant on February 1, 2006 (which is not reflected in the table above). On November 14, 2008, the Compensation Committee and the Board approved an equity award to Mr. Saine under the 2006 LTIP Initial Target Award. Mr. Saine received 4,395 shares of restricted stock with an aggregate grant date fair value of approximately $41,972. The grant date fair value of the restricted stock was calculated at $9.55 per share, the closing stock price on the date of grant on November 14, 2008. Also on November 14, 2008, the Compensation Committee and the Board amended the vesting date for the 2006 LTIP Initial Target Award from January 1, 2009 to December 3, 2008. On December 3, 2008, 54,153 shares of restricted stock were fully vested under the 2006 LTIP Initial Target Award for the NEOs with an aggregate grant date fair value of approximately $1,432,210. The value realized on vesting for the NEOs of $616,803 was calculated based on the vesting price per share, which was the closing price per share of the Company’s common stock on December 3, 2008 of $11.39.

(f)	Amounts represent the compensation expense for the 2009, 2008 and 2007 STIP awards. The STIP awards were paid to the NEOs in March 2010, 2009 and 2008, respectively. Pursuant to his employment agreement, Mr. Kelly received 50 percent of his 2009 STIP award in cash. Mr. Saine received a prorated amount of the 2007 STIP based on his respective hire date.

(g)	Amounts represent the cash portion of the 2006 LTIP Initial Target Award. On November 14, 2008, the Compensation Committee and the Board approved a cash award to Mr. Saine under the 2006 LTIP Initial Target Award of $126,000. Also on November 14, 2008, the Compensation Committee and the Board amended the vesting date for the 2006 LTIP Initial Target Award from January 1, 2009 to December 3, 2008. The payment was made on December 11, 2008 to the NEOs.

(h)	Additional information is provided in the “All Other Compensation” table below.

(i)	Amount represents the grant date fair value of 77,787 RSUs awarded to Mr. Kelly under the 2009 LTIP, which is the target and maximum possible payout based on attainment of the specified performance goals. The fair market value of the RSUs at December 31, 2009 was $856,435 based on the Company’s closing stock price on December 31, 2009 of $11.01. As of December 31, 2009 compensation expense was accrued on 19,447 RSUs with an aggregate grant date fair value of approximately $233,558.

(j)	Amount represents the grant date fair value of 44,922 RSUs awarded to Mr. Schilling under the 2009 LTIP, which is the target and maximum possible payout based on attainment of the specified performance goals. The fair market value of the RSUs at December 31, 2009 was $494,591 based on the Company’s closing stock price on December 31, 2009 of $11.01. As of December 31, 2009 compensation expense was accrued on 11,231 RSUs with an aggregate grant date fair value of approximately $134,884.

(k)	Amount represents the grant date fair value of 26,800 RSUs awarded to Mr. Boso under the 2009 LTIP, which is the target and maximum possible payout based on attainment of the specified performance goals. The fair market value of the RSUs at December 31, 2009 was $295,068 based on the Company’s closing stock price on December 31, 2009 of $11.01. As of December 31, 2009 compensation expense was accrued on 6,700 RSUs with an aggregate grant date fair value of approximately $80,467.

(l)	Amount represents the grant date fair value of 19,698 RSUs awarded to Ms. Culp under the 2009 LTIP, which is the target and maximum possible payout based on attainment of the specified performance goals. The fair market value of the RSUs at December 31, 2009 was $216,875 based on the Company’s closing stock price on December 31, 2009 of $11.01. As of December 31, 2009 compensation expense was accrued on 4,925 RSUs with an aggregate grant date fair value of approximately $59,149.

(m)	Amount represents the grant date fair value of 26,739 RSUs awarded to Mr. Saine under the 2009 LTIP, which is the target and maximum possible payout based on attainment of the specified performance goals. The fair market value of the RSUs at December 31, 2009 was $294,396 based on the Company’s closing stock price on December 31, 2009 of $11.01. As of December 31, 2009 compensation expense was accrued on 6,685 RSUs with an aggregate grant date fair value of approximately $80,287.

The following table summarizes all other compensation for the NEOs for the years ended December 31, 2009, 2008 and 2007:

2009 All Other Compensation Table

						Company
					Cash	Contribution to
					Distributions	Defined
				Tax	Paid	Contribution
NEO	Job Title	Year	Perquisites ($)	Reimbursement ($)	($)(a)	Plans ($)	Total ($)
Vincent D. Kelly(b)	CEO	2009	17,163	—	—	4,900	22,063
		2008	26,652	—	246,036	4,600	277,288
		2007	10,082	—	120,776	4,500	135,358

Thomas L. Schilling(c)	COO/CFO	2009	—	—	—	4,900	4,900
		2008	—	—	120,819	4,600	125,419
		2007	35,174	27,089	45,288	2,769	110,320

James H. Boso(d)	EVP, Sales &	2009	6,497	—	—	4,900	11,397
	Marketing	2008	8,497	970	62,486	4,600	76,553
		2007	6,497	—	17,099	4,500	28,096

Bonnie Culp	EVP, HR &	2009	—	—	—	4,848	4,848
	Administration	2008	—	—	52,193	4,600	56,793
		2007	—	—	15,089	4,063	19,152

Thomas G. Saine	CIO	2009	—	—	—	4,900	4,900
		2008	—	—	—	4,106	4,106
		2007	—	—	—	392	392

(a)	Cash distributions reported in 2008 represented amounts paid upon the vesting of the restricted stock under the 2006 LTIP Initial Target Award in December 2008 totaling $452,961 and amounts paid upon the final vesting of the restricted stock under the 2005 LTIP in January 2008 totaling $28,573. Cash distributions reported in 2007 represented amounts paid upon the quarterly vesting of the restricted stock under the 2005 LTIP totaling $198,252. Mr. Saine rejoined the Company in August 2007, and, accordingly, was not eligible for the 2006 LTIP Initial Target Award and the 2005 LTIP.

(b)	Perquisite amounts in 2009, 2008 and 2007 were for a car allowance. In addition to the car allowance in 2008, Mr. Kelly received $16,576 of reimbursement for legal fees related to the renegotiation of his employment agreement.
(c)	Perquisite amounts in 2007 represent $22,139 in leased housing and $13,035 in commuting expenses and tax reimbursement of $27,089 related to these perquisites.
(d)	Perquisite amounts in 2009, 2008 and 2007 were for a car allowance. In addition to the car allowance in 2008, Mr. Boso received a $2,000 gift card and $970 of tax reimbursement related to this card.

Grants of Plan-Based Awards

The following table sets forth the estimated possible and future cash and equity payouts for the 2009 LTIP, 2009 STIP and the 2006 LTIP Additional Target Award that were awarded in 2009. No stock options or other equity awards were granted in 2009 to the NEOs.

Grants Of Plan-Based Awards

					Estimated Possible		Estimated Possible
					or Future Payouts		or Future Payouts
					Under Non-Equity		Equity Incentive
					Incentive Plan Awards		Plan Awards
					(a)		(b)
										Grant Date Fair
										Value of Common
									All Other	Stock or RSU
			Grant	Effective	Target	Maximum	Target	Maximum	Stock Awards	Awards
NEO	Job Title	Award	Date	Date	($)	($)	(#)	(#)	(#)(c)	($)(d)
Vincent D. Kelly	CEO	2009 LTIP	1/15/2009	1/1/2009	900,000	900,000	77,787	77,787	—	934,222

		2009 STIP			600,000	759,000	$600,000	$759,000	—	684,597

		2006 LTIP Additional Target Award	3/9/2009	3/9/2009	350,005	350,005	—	—	12,189	123,109

Thomas L. Schilling	COO/CFO	2009 LTIP	1/15/2009	1/1/2009	519,750	519,750	44,922	44,922	—	539,513

		2009 STIP			346,500	438,323	—	—	—	—

		2006 LTIP Additional Target Award	3/9/2009	3/9/2009	175,003	175,003	—	—	6,095	61,560

James H. Boso	EVP, Sales &	2009 LTIP	1/15/2009	1/1/2009	310,078	310,078	26,800	26,800	—	321,868

	Marketing	2009 STIP			206,719	261,499	—	—	—	—

		2006 LTIP Additional Target Award	3/9/2009	3/9/2009	91,876	91,876	—	—	3,200	32,320

Bonnie Culp	EVP, HR &	2009 LTIP	1/15/2009	1/1/2009	227,908	227,908	19,698	19,698	—	236,573

	Administration	2009 STIP			151,939	192,202	—	—	—	—

		2006 LTIP Additional Target Award	3/9/2009	3/9/2009	76,564	76,564	—	—	2,666	26,927

Thomas G. Saine	CIO	2009 LTIP	1/15/2009	1/1/2009	309,375	309,375	26,739	26,739	—	321,135

		2009 STIP			206,250	260,906	—	—	—	—

		2006 LTIP Additional Target Award	3/9/2009	3/9/2009	31,500	31,500	—	—	1,099	11,100

(a)	Amounts represent the cash awards under the 2009 LTIP, 2009 STIP and the 2006 LTIP Additional Target Award. The 2009 LTIP may vest on December 31, 2012 should the pre-established performance goals be achieved. The grant does not provide for a threshold payout if the Company does not achieve the pre-established performance goals and does provide for a target payout if the Company achieves the target for operating expense reduction and EBITDA. The grant does not call for a maximum payout; hence, it is the same as the target payout. The Company exceeded the performance targets for the 2009 STIP resulting in an actual payment of 114.1 percent of each NEO’s eligible 2009 STIP award. The payments were made in March 2010 and are reflected in the Summary Compensation Table. The 2006 LTIP Additional Target Award was discretionary and approved in March 2009. The actual cash payments were made in March 2009 and are reflected above as the target and maximum payouts.

(b)	Amounts represent the equity portion of the 2009 STIP awarded to Mr. Kelly and the RSUs awarded under the 2009 LTIP to the NEOs. Pursuant to his employment agreement, Mr. Kelly received 50 percent of his 2009 STIP award in common stock of the Company. On March 4, 2010, Mr. Kelly received 60,799 shares of common stock based on the closing stock price on February 26, 2010 of $11.26 per share. The number of RSUs awarded under the 2009 LTIP was based on the Company’s closing stock price on December 31, 2008 of $11.57. The 2009 LTIP may vest on December 31, 2012 should the pre-established performance goals be achieved. The grant does not provide for a threshold payout if the Company does not achieve the pre-established performance goals and does provide for a target payout if the Company achieves the target for operating expense reduction and EBITDA. The grant does not call for a maximum payout; hence, it is the same as the target payout.

(c)	Amounts represent the common stock awarded under the 2006 LTIP Additional Target Award to the NEOs. The 2006 LTIP Additional Target Award was discretionary and approved in March 2009. The number of shares of common stock awarded was based on the average closing price of the Company’s common stock for the period January 25, 2006 through January 31, 2006 of $28.67, the price used for the Initial Target Award under the 2006 LTIP. The shares of common stock were granted and issued on March 9, 2009 and are reflected above as the target and maximum payouts.

(d)	The fair value of the RSUs awarded to the NEOs under the 2009 LTIP was calculated at $12.01 per share, the Company’s closing stock price on the date of grant on January 15, 2009. The fair value of the common stock awarded to Mr. Kelly under the 2009 STIP was calculated at $11.26 per share, the Company’s closing stock price on February 26, 2010. The fair value of the common stock awarded to the NEOs under the 2006 LTIP Additional Target Award was calculated at $10.10 per share, the Company’s closing stock price on March 9, 2009.

Outstanding Equity Awards

At December 31, 2009, the RSUs granted and outstanding under the 2009 LTIP and the estimated related market or payout values of such units are shown in the following table for the NEOs. No stock options were outstanding in 2009 for the NEOs.

Outstanding Equity Awards at December 31, 2009

		Equity Incentive
		Plan Awards:	Equity Incentive
		Number of	Plan Awards: Market
		Unearned RSUs	or Payout Value of
		That Have Not	Unearned RSUs That
		Vested	Have Not Vested
NEO	Job Title	(#)(a)	($)(b)

Vincent D. Kelly	CEO	77,787	856,435
Thomas L. Schilling	COO/CFO	44,922	494,591
James H. Boso	EVP, Sales & Marketing	26,800	295,068
Bonnie Culp	EVP, HR & Administration	19,698	216,875
Thomas G. Saine	CIO	26,739	294,396

Total		195,946	2,157,365

(a)	The RSUs awarded under the 2009 LTIP may vest on December 31, 2012 should the pre-established performance goals be achieved.

(b)	Market or payout values of the outstanding RSUs are based on the Company’s closing stock price at December 31, 2009 of $11.01 for the 2009 LTIP.

Vested Common Stock

The grant date fair value of the common stock issued as discretionary award under the 2006 LTIP Additional Target Award is also reflected as the dollar value realized upon award of such shares as shown in the following table for the NEOs. No other stock awards held by the NEOs vested during 2009.

Stock Awards Vested During 2009

		Stock Award
			Value Realized on
		Number of Shares	Award
NEO	Job Title	Acquired on Award (#)	($)(a)

Vincent D. Kelly	CEO	12,189	123,109
Thomas L. Schilling	COO/CFO	6,095	61,560
James H. Boso	EVP, Sales & Marketing	3,200	32,320
Bonnie Culp	EVP, HR & Administration	2,666	26,927
Thomas G. Saine	CIO	1,099	11,100

Total		25,249	255,016

(a)	Value realized on award is calculated based on the grant price of $10.10 per share, the Company’s closing stock price on March 9, 2009.

Other Discretionary Awards

The Company’s executives, along with other members of senior management, are eligible to participate in the Company’s discretionary award of stock options or shares of restricted stock. Guidelines for the number of shares of restricted stock granted to each executive are determined using a procedure approved by the Compensation Committee based upon several factors, including the executive’s salary, STIP award, and the value of the shares of restricted stock at the time of grant. Additional grants other than the discretionary award may be made following a significant change in job responsibility. As discussed above, under the 2006 LTIP Additional Target Award the Compensation Committee approved the award of shares of common stock to executives (including NEOs). Such awards are an important component of the compensation necessary to attract and retain talented executives.

Termination and Change in Control Arrangements

The Company believes that providing severance to each of its executives (including NEOs) is an important retention tool and provides security to the executives with respect to their terms of employment. The Company’s policies on severance are intended to provide fair and equitable compensation in the event of severance of employment.

Termination Arrangements — CEO

On November 16, 2004, and as amended on October 30, 2008, the CEO entered into a four-year employment agreement with the Company, if not terminated by either party, which provides for severance benefits under certain events. For additional details on Termination Arrangements for the CEO, refer to the CEO’s employment agreement discussed below.

The Company did not pay or accrue any payments relating to termination for the CEO for the year ended December 31, 2009.

Termination and Change in Control Arrangements — NEOs excluding CEO

Effective November 17, 2004, and as amended on March 31, 2009, the Company maintains a specific USA Mobility, Inc. Severance Pay Plan and Change in Control Agreement (the “Severance Agreements”) for executives (including NEOs but not the CEO) for the purpose of providing severance payments and benefits upon a termination of the executive’s employment without “cause” or, following the occurrence of a change in control, a termination of the executive’s employment without cause or a resignation of the executive’s employment for “good reason” as defined in the Severance Agreements.

Termination Without Cause.  Under the terms of the Severance Agreements, the executives (including the NEOs but not the CEO) would be entitled to the following severance benefits upon a termination without cause occurring prior to a change in control, subject to their executing a release of claims.

(1)	Continued payment of base salary for a minimum of six months, plus an additional two weeks for each year of service, up to a combined maximum of 12 months (the “Severance Period”);

(2)	Continued group health plan benefits in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). Under the Severance Agreements prior to the March 31, 2009 amendment, COBRA coverage was provided to NEOs at the discounted employee rate for a maximum period of six months; and at the end of such period, the NEOs were able to continue their COBRA coverage but they were fully responsible for the entire COBRA premium amount. The March 31, 2009 amendment modified this benefit to account for the COBRA Premium Reduction under the American Recovery and Reinvestment Act of 2009 (“ARRA”), which became effective on or about February 17, 2009 and is continuing. Under this amended benefit, eligible employees that elect continued group health care benefits under COBRA are responsible for paying the full COBRA premium amount, with the understanding that they may participate in the COBRA Premium Reduction program through which they will only be responsible for payment of 35 percent of the COBRA premium amount for 15 months. Under this amended benefit, the Company, in its sole discretion, also may provide the eligible employees with an additional transition benefit paid on a taxable basis, with the amount of any such benefit to be set by the Company in its sole discretion. The Company expects that when the COBRA Premium Reduction ceases, the Severance Agreements will return to the benefit provided before the March 31, 2009 amendment; and

(3)	Prorated portion of the target award under the annual STIP for the calendar year in which the termination occurred based upon the length of employment in that calendar year.

The benefits mentioned above are subject to certain post-employment restrictions (principally execution of a release of claims and satisfaction of non-compete obligations) and other terms and conditions set forth in the Severance Agreements. All severance payments are subject to the applicable Federal, state and local taxes. In the event of death prior to the completion of all payments, the remaining payments shall be made to the executive’s beneficiary.

In accordance with the terms of the 2009 LTIP, the executives (including NEOs but not the CEO), will be entitled to a prorated award beginning on January 1, 2010, one year after the effective date of the award (January 1, 2009) as follows:

•	Prorated portion of 100 percent of the target award for cash and equity awards, including dividend equivalent rights (if any) paid with accrued interest in cash with respect to the vested RSUs, based on the number of days the executive was continuously employed from January 1, 2009 through the termination date divided by the total number of days in the performance period. In the event of a participant’s death, the participant’s estate will be eligible to receive an amount not greater than 100 percent of the participant’s target award, based on the Compensation Committee’s determination of the Company’s achievement of the expense reduction goals and EBITDA. Payment will be made in the year following the participant’s death. For termination without cause or due to disability, the payment will be made on or after the third business day following the day that the Company filed its 2012 Annual Report on Form 10-K with the SEC.

Assuming that the termination without cause occurred on December 31, 2009 and that the Company’s closing stock price at December 31, 2009 was $11.01, the targeted payments to the NEOs (excluding the CEO) are set forth in the following table:

			Accrued
			Vacation	Health	2009
			Pay	Benefits	STIP
NEO	Job Title	Salary ($)	($)(a)	($)(b)	($)(c)	Total ($)

Thomas L. Schilling	COO/CFO	239,885	17,663	—	395,357	652,905
James H. Boso	EVP, Sales & Marketing	275,625	90,055	—	235,866	601,546
Bonnie Culp	EVP, HR & Administration	202,585	15,275	—	173,362	391,222
Thomas G. Saine	CIO	169,231	11,677	—	235,331	416,239

(a)	These payments are based on accrued vacation hours at December 31, 2009 pursuant to the vacation policy for the NEOs.

(b)	Under the ARRA, the Company would be subsidized for the Company’s portion of the health benefit costs for 15 months. As a result, the Company believes it would not have incurred any health benefit costs in connection with a termination occurring on December 31, 2009 for the NEOs.

(c)	The Company exceeded the performance targets for 2009 resulting in 114.1 percent STIP payment.

Change in Control.  Under the Severance Agreements, if a change in control with respect to the Company occurs, and following such change in control, the applicable NEO (other than the CEO) experiences a termination of employment by the Company without cause or resigned for “good reason” as defined in the Severance Agreements, then, in addition to the payment in respect of the 2009 LTIP as described above, the NEOs would be entitled to the following severance benefits upon a termination without cause occurring after a change in control, subject to their executing a release of claims:

(1)	A cash lump sum payment equal to a minimum of 1.5 times the executive’s base salary, plus an additional two weeks of base salary for each year of service up to a maximum of 2 times the executive’s base salary;

(2)	Accident and health insurance benefits substantially similar to those that the executive was receiving immediately prior to termination until the earlier to occur of 18 months following termination or such time as the executive is covered by comparable programs of a subsequent employer, reduced to the extent of any comparable benefits received from another source; and

(3)	An amount equal to 100 percent of the executive’s target award under the annual STIP for the calendar year in which the termination occurred based upon the length of employment in that calendar year.

In addition, in accordance with the terms of the 2009 LTIP, the executives (including NEOs but not the CEO), will be entitled to the following accelerated vesting schedule in the event of a change in control:

(1)	Fifty percent (50 percent) of the participant’s target award shall vest if a change in control occurs during either of the first two years of the performance period (defined as January 1, 2009 through December 31, 2012);

(2)	Seventy-five percent (75 percent) of the participant’s target award shall vest if a change in control occurs during the third year of the performance period; or

(3)	One hundred percent (100 percent) of the participant’s target award shall vest if a change in control occurs during the fourth year of the performance period.

Payment will be made on the earlier of: (1) a change in control of the Company (as defined in the Equity Plan); or (2) on or after the third business day following the day that the Company filed its 2012 Annual Report on Form 10-K with the SEC.

If any payment or the value of any benefit received or to be received (“Payments”) by the NEOs in connection with their termination of employment or contingent upon a change in control of the Company would be subject to any excise tax, the Company shall pay to the NEO an additional amount (“Gross-Up Payment”) such that the net amount the NEO retains, after deduction of the excise tax on such Gross-Up Payment, shall be equal to the total present value of such Payments at the time such Payments are to be made. The intent is that the Company shall be solely responsible for and shall pay any excise taxes on any Payments and Gross-Up Payment and any income and employment taxes imposed on the Gross-Up Payment as well as any loss of deduction caused by the Gross-Up Payment. Assuming the NEOs other than the CEO were terminated on December 31, 2009, the NEOs would not be subject to any Federal, state or local excise tax and the Company would not be required to make a Gross-Up Payment.

Assuming a change in control resulted in a termination without cause occurring on December 31, 2009 and that the Company’s closing stock price at December 31, 2009 was $11.01, the targeted payments to the NEOs (excluding the CEO) are set forth in the following table. Amounts with respect to the 2009 LTIP would be paid or vested upon a change in control, regardless of whether a termination occurred:

			Accrued			2009 LTIP
			Vacation	Health	2009	Non-Equity	2009 LTIP	All Other
		Salary	Pay	Benefits	STIP	(Cash Based)	Equity	Compensation
NEO	Job Title	($)(a)	($)(b)	($)(c)	($)(d)	($)(e)	($)(f)	($)(g)	Total ($)

Thomas L. Schilling	COO/CFO	586,385	17,663	12,208	395,357	259,875	247,296	44,922	1,563,706
James H. Boso	EVP, Sales & Marketing	551,250	90,055	10,077	235,866	155,039	147,534	26,800	1,216,621
Bonnie Culp	EVP, HR & Administration	405,170	15,275	12,208	173,362	113,954	108,437	19,698	848,104
Thomas G. Saine	CIO	444,231	11,677	7,661	235,331	154,688	147,198	26,739	1,027,525

(a)	These amounts assumed the NEOs have been paid their pro rata base salaries from January 1, 2009 through December 31, 2009.

(b)	These payments are based on accrued vacation hours at December 31, 2009 pursuant to the vacation policy for executives.

(c)	This is the cost of continuation of health benefits provided to the NEOs for 18 months. Under the ARRA, the Company would be subsidized for the Company’s portion of the health benefit costs for 15 months which is 65 percent of the total. The amounts reflected in the table include 100 percent of the health benefit costs for three months and 35 percent of the health benefit costs for 15 months.

(d)	The Company exceeded the performance targets for 2009 resulting in 114.1 percent STIP payment.

(e)	Amounts represent 50 percent of the target cash award under the 2009 LTIP.

(f)	Amounts represent 50 percent of the RSUs granted under the 2009 LTIP multiplied by the Company’s closing stock price on December 31, 2009 of $11.01.

(g)	Amounts represent 50 percent of the cash distributions accrued in 2009 for the related RSUs granted under the 2009 LTIP.

The Company did not pay or accrue any payments relating to termination and change in control for the COO/CFO; EVP, Sales & Marketing; EVP, HR & Administration and CIO for the year ended December 31, 2009.

The Company maintains a policy related to the LTIP awards, both cash and equity. Under these provisions, executives (including NEOs) who are terminated upon failure to substantially perform duties, failure to carry out any lawful and reasonable directive, conviction or plea of nolo contendere to a felony or crime of moral turpitude, material breach of their obligations as an employee or commission of an act of fraud, embezzlement, misappropriation or otherwise acting in a manner detrimental to the Company’s interests as determined by the Board, will forfeit any outstanding awards as of the date of termination. These provisions serve to help ensure that executives act in the best interest of the Company and its stockholders.

Compensation Recovery Policy

The Company maintains a clawback provision regarding severance benefits. Under the clawback provision, executives (including NEOs) who violate non-competition, non-solicitation or confidentiality agreements forfeit all severance amounts paid or to be paid by the Company. Further, it is the Company’s policy to seek the reimbursement of severance benefits paid to executives (including NEOs) who violate non-competition, non-solicitation or confidentiality agreements, or otherwise breach the Separation Agreements and Release between themselves and the Company.

The Company’s Restricted Stock Agreement under the Equity Plan include a “Spendthrift Clause” to protect unvested restricted stock against any interest or transfer.

EMPLOYMENT AGREEMENT AND ARRANGEMENTS

Vincent D. Kelly

Mr. Kelly entered into an employment agreement with the Company on November 16, 2004, as amended on October 30, 2008. The initial term of the agreement ended on November 15, 2007, but was automatically renewed for an additional one year period, in accordance with the terms of the agreement. In October 2008, the Compensation Committee renegotiated the CEO’s employment agreement and authorized the reimbursement of the CEO’s legal expenses in this regard. Had the employment agreement not been renegotiated it would have automatically been renewed for another one year term. Following the renegotiation, the CEO’s employment agreement was amended and restated on October 30, 2008 to commence on November 16, 2008 and end on December 31, 2012, without a provision for automatic renewal.

Under the amended and restated employment agreement, Mr. Kelly receives a stated annual base salary of $600,000 and is eligible to participate in all of the Company’s benefit plans, including fringe benefits available to the Company’s senior executives, as such plans or programs are in effect from time to time, and use of an automobile. The Board shall review Mr. Kelly’s base salary annually and may increase, but not decrease, the amounts of his base salary. In addition to base salary, Mr. Kelly is eligible for an annual STIP compensation target equal to 200 percent of base salary based on achievement of certain performance targets set by the Board or a committee thereof; provided that Mr. Kelly is employed by the Company on December 31 of the applicable calendar year and he has not voluntarily terminated his employment in the Company prior to the date such annual STIP is payable. Provided that the Company’s stock is publicly traded on a national securities exchange, the annual STIP compensation from 2009 through 2012 shall be payable one-half in cash and one-half in common stock of the Company, unless the Compensation Committee and Mr. Kelly mutually agree otherwise.

The employment agreement contains a covenant restricting Mr. Kelly from soliciting employees of the Company and its subsidiaries and from competing against the Company during Mr. Kelly’s employment and for a period of two years after the date of termination (as defined in the employment agreement) for any reason.

Under the employment agreement, the Company may terminate such agreement with 30 days written notice at any time if Mr. Kelly is disabled (as defined in the employment agreement) for a period of six months or more; at any time with “cause” (as defined in the employment agreement); and at any time without cause upon notice from the Company. Mr. Kelly may terminate such agreement with the Company at any time upon 60 days notice to the Company. Furthermore, the employment agreement may be terminated by mutual agreement of the parties and shall automatically terminate upon Mr. Kelly’s death.

Disability.  The employment agreement provides that in the event of disability until the termination date, following the use of all accrued sick and personal days, the Company shall pay Mr. Kelly:

(1)	A disability benefit equal to 50 percent of the base salary during the disability period;

(2)	All other unpaid amounts under any Company fringe benefit and incentive compensation programs, at the time such payments are due;

(3)	An amount equal to the product of (i) the number of years (and/or fraction thereof) remaining in the term of the employment agreement as of the date of termination, times (ii) the full base salary then in effect payable within 45 days after the date of termination; and

(4)	An amount equal to the product of (i) a fraction based on the prorated number of days earned in the calendar year as of the date of termination, times (ii) the annual STIP target amount payable within 45 days after the date of termination.

Any payments made to Mr. Kelly during the disability period shall be reduced by any amounts paid or payable to him under the Company’s disability benefit plans.

Death.  The employment agreement provides that upon death, Mr. Kelly’s estate will be entitled to:

(1)	Base salary through the date of death;

(2)	All other unpaid amounts under any Company fringe benefit and incentive compensation programs, at the time such payments are due;

(3)	An amount equal to the product of (i) the number of years (and/or fraction thereof) remaining in the term of the employment agreement as of the date of death, times (ii) the full base salary then in effect payable within 45 days after the date of death; and

(4)	An amount equal to the product of (i) a fraction based on the prorated number of days earned in the calendar year as of the date of death, times (ii) the annual STIP target amount payable within 45 days after the date of termination.

Termination Without Cause or For Good Reason.  The employment agreement provides that upon a termination of employment, either by the Company without cause or by Mr. Kelly for good reason, he will be entitled to:

(1)	Base salary through the date of termination payable within 10 business days;

(2)	All other unpaid amounts under any Company fringe benefit and incentive compensation programs, at the time such payments are due;

(3)	An amount equal to the product of (i) the greater of (x) two years or (y) the number of years (and/or fraction thereof) remaining in the term of the employment agreement as of the date of termination, times (ii) the full base salary then in effect payable within 45 days after the date of termination;

(4)	An amount equal to the annual STIP target for the calendar year in which the termination occurs, payable within 45 days after the date of termination;

(5)	An amount equal to the product of (i) a fraction based on the prorated number of days earned in the calendar year as of the date of termination, times (ii) the annual STIP target amount payable within 45 days after the date of termination;

(6)	Reimbursement of the cost of continued group health plan benefits in accordance with COBRA for 18 months, to the extent elected by the CEO and to the extent the CEO is eligible and subject to the terms of the plan and the law;

(7)	Reimbursement for expenses reasonably incurred by Mr. Kelly in securing outplacement services through a professional person or entity of his choice, subject to the approval of the Company, at a level commensurate with Mr. Kelly’s position, for up to one year commencing on or before the one-year anniversary of the date of termination at his election, not to exceed $35,000; and

(8)	Full vesting of any unvested equity awards.

If any Payment received or to be received by Mr. Kelly in connection with his termination of employment or contingent upon a change in control of the Company would be subject to any excise tax, the Company shall pay to Mr. Kelly a Gross-Up Payment such that the net amount Mr. Kelly retains, after deduction of the excise tax on such Gross-Up Payment, shall be equal to the total present value of such Payments at the time such Payments are to be made. The intent is that the Company shall be solely responsible for and shall pay any excise taxes on any Payments and Gross-Up Payment and any income and employment taxes imposed on the Gross-Up Payment as well as any loss of deduction caused by the Gross-Up Payment. Payments made in connection with Mr. Kelly’s termination of employment will not be made prior to six months following his termination date if required by Section 409A of the Code.

Assuming that the termination without cause or a resignation for good reason occurring on December 31, 2009 and the Company’s closing stock price at December 31, 2009 was $11.01, the targeted payments to the CEO are set forth in the following table:

			Termination
			without
			Cause or For
	Disability		Good Reason
Vincent D. Kelly CEO	($)(a)	Death ($)	($)(b)

Other Income(c)	175,000	—	—
Salary Benefit(d)	1,800,000	1,800,000	1,800,000
Life Insurance(e)	N/A	50,000	N/A
Accrued Vacation Pay(f)	349,000	347,668	347,668
Health Benefits(g)	—	—	12,208
2009 STIP — Non-Equity (Cash Based)(h)	1,369,206	1,369,206	2,738,412
2009 LTIP — Non-Equity (Cash Based)(i)	—	—	900,000
2009 LTIP — Equity(j)	—	—	856,435
All Other Compensation(k)	—	—	190,574

Total	3,693,206	3,566,874	6,845,297

(a)	For purposes of the Disability benefits, Mr. Kelly is assumed to be disabled on June 1, 2009, with a termination date of December 31, 2009.

(b)	Should these payments be subject to any Federal, state or local excise tax, Mr. Kelly is entitled to a Gross-Up Payment. The intent is that the Company shall be solely responsible for and shall pay any excise taxes on any Payments and Gross-Up Payment and any income and employment taxes imposed on the Gross-Up Payment as well as any loss of deduction caused by the Gross-Up Payment. Assuming Mr. Kelly was terminated on December 31, 2009, Mr. Kelly would not be subject to any Federal, state or local excise tax. The Company would not be required to make a Gross-Up Payment.

(c)	This amount assumes Mr. Kelly has been paid his pro rata base salary from January 1, 2009 through December 31, 2009 under the “Death” and “Termination without Cause or For Good Reason” scenarios. The payment to Mr. Kelly under “Disability” scenario includes Mr. Kelly’s accrued sick and personal days as of May 31, 2009.

(d)	These amounts represent the relevant payments of base salary through the contract date (December 31, 2012) pursuant to Mr. Kelly’s employment agreement.

(e)	This is a standard benefit available to all employees.

(f)	This payment is based on accrued vacation hours at May 31, 2009 under the “Disability” scenario and at December 31, 2009 under the “Death” and “Termination without Cause or For Good Reason” scenarios. This is pursuant to Mr. Kelly’s employment agreement and the vacation policy for NEOs.

(g)	This is the cost of continuation of health benefits provided to Mr. Kelly. At his expense, Mr. Kelly or his beneficiary is entitled to continuation of health coverage pursuant to COBRA under the “Disability” or “Death” scenario. The amount reflected in the table under “Termination without Cause or For Good Reason” scenario include 100 percent of the health benefit costs for three months and 35 percent of the health benefit costs for 15 months. Under the ARRA, the Company would be subsidized for the Company’s portion of the health benefit costs for 15 months which is 65 percent of the total.

(h)	The Company exceeded the performance targets for 2009 resulting in 114.1 percent STIP payment.

(i)	Pursuant to the terms under the 2009 LTIP, the prorated award is effective on January 1, 2010; therefore, Mr. Kelly was not entitled to any award as of December 31, 2009 under the “Disability” and “Death” scenarios. Under the “Termination without Cause or For Good Reason” scenario, Mr. Kelly was entitled to 100 percent of the target cash award under the 2009 LTIP.

(j)	Pursuant to the terms under the 2009 LTIP, the prorated award is effective on January 1, 2010; therefore, Mr. Kelly was not entitled to any award as of December 31, 2009 under the “Disability” and “Death” scenarios. Under the “Termination without Cause or For Good Reason” scenario, Mr. Kelly was entitled to 100 percent of the target equity award under the 2009 LTIP. The amount was calculated based on 77,787 RSUs awarded multiplied by the Company’s closing stock price at December 31, 2009 of $11.01.

(k)	Amount represents the maximum reimbursement for outplacement services of $35,000 and the cash distributions accrued in 2009 for the RSUs awarded under the 2009 LTIP.

Thomas L. Schilling

The Company employed Mr. Schilling pursuant to an offer letter dated November 30, 2004. The offer letter provides for Mr. Schilling to receive an annual base salary of $300,000, as well as an annual STIP award ranging from 50 percent to 100 percent of his base salary, which will be based on the accomplishment of predetermined goals and objectives set by the Board. In addition, the offer letter provides for Mr. Schilling to participate in the Company’s Equity Plan at a level below the CEO of the Company.

The offer letter provides for Mr. Schilling to receive a severance benefit in accordance with the Company’s Severance Agreements if his employment is terminated by the Company for any reason other than for cause (as defined in the Severance Agreements). The offer letter contains a provision restricting Mr. Schilling from competing against the Company or soliciting employees of the Company for a period of one year following the termination of his employment. In October 2007, Mr. Schilling was appointed the COO/CFO of the Company.

James H. Boso

Mr. Boso became an employee of the Company upon the merger of Metrocall and Arch. Mr. Boso is employed at will with no separate arrangement other than the severance benefits outlined in the Company’s Severance Agreements.

Bonnie Culp

Ms. Culp became an employee of the Company upon the merger of Metrocall and Arch. Ms. Culp is employed at will with no separate arrangement other than the severance benefits outlined in the Company’s Severance Agreements.

Thomas G. Saine

The Company employed Mr. Saine pursuant to an offer letter dated July 24, 2007 in the role of Vice President for Corporate Technical Operations at an annual salary of $170,000 with an annual STIP award up to 40 percent of his base salary, based on the accomplishment of predetermined goals and objectives set by the Board. The offer included a sign-on bonus of $30,000. On October 18, 2007, Mr. Saine was promoted to CTO and on January 1, 2008, Mr. Saine received a related salary increase to $200,000. In this new role, Mr. Saine was eligible for an annual STIP award of 75 percent of his base salary, which was based on the accomplishment of predetermined goals and objectives set by the Board. On July 16, 2008, Mr. Saine was promoted to CIO and received a salary increase to $275,000 effective August 1, 2008. Mr. Saine is employed at will with no separate arrangement other than the severance benefits outlined in the Company’s Severance Agreements.

Tax Deductibility of Compensation

Section 162(m) of the Code limits the Company’s Federal income tax deduction for certain executive compensation in excess of $1.0 million paid to the CEO and the four other most highly compensated executives. The $1.0 million deduction limit does not apply, however, to “performance-based compensation” as that term is defined in the Code and the applicable regulations. Awards granted under the Company’s Equity Plan, subject to certain conditions, are intended to qualify as performance-based compensation under Section 162(m) of the Code. The Compensation Committee recognizes the possibility that if the amount of the base salary and other compensation of an NEO exceeds $1.0 million, it may not be fully deductible for Federal income tax purposes. The Compensation Committee will make a determination at any such time whether to authorize the payment of such amounts without regard to deductibility or whether the terms of such payment should be modified as to preserve any deduction otherwise available.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the Company’s Compensation Discussion and Analysis (“CD&A”) for the year ended December 31, 2009 with management. Based on the review and discussion, the Compensation Committee recommended to the Board that the Company’s CD&A be included in its Proxy Statement for the year ended December 31, 2009, for filing with the SEC.

Compensation Committee:
Brian O’Reilly
Samme L. Thompson
Royce Yudkoff

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Acts, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2009:

•	Mr. O’Reilly served as Chair of the Compensation Committee and Messrs. Thompson and Yudkoff served as members of the Compensation Committee throughout 2009;

•	None of the members of the Compensation Committee were officers (or former officers) or employees of the Company or any of its subsidiaries;

•	None of the members of the Compensation Committee entered into (or agreed to enter into) any transaction or series of transactions with the Company or any of its subsidiaries in which the amount involved exceeded $120,000 except for Mr. Thompson whose relationships with ATC (since the merger with SpectraSite, Inc.), a landlord of a substantial percentage of transmission tower sites used by the Company, is described under “The Board of Directors and Committees,” and amounts paid by the Company to ATC (since the merger with SpectraSite, Inc.) are listed under “Certain Relationships and Related Transactions”;

•	None of the Company’s executive officers served on the Compensation Committee (or another Board committee with similar functions) of any entity where one of that entity’s executive officers served on the Company’s Compensation Committee;

•	None of the Company’s executive officers were directors of another entity where one of that entity’s executive officers served on the Company’s Compensation Committee; and

•	None of the Company’s executive officers served on the Compensation Committee (or another Board committee with similar functions) of another entity where one of that entity’s executive officers served as a director on the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table provides summary information regarding beneficial ownership of the Company’s common stock as of March 17, 2010 for:

•	Each person or group who beneficially owns more than 5 percent of the Company’s common stock on a fully diluted basis including restricted stock granted;

•	each of the NEOs;

•	each of the directors and nominees to become a director; and

•	all of the directors and executive officers (including the NEOs) as a group.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting and/or investment power. The information on beneficial ownership in the table is based upon the Company’s records and the most recent Form 3, Form 4, Schedule 13D or Schedule 13G filed by each such person or entity through March 17, 2010. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise noted, the address for each director and executive officer (including NEOs) is c/o USA Mobility, Inc., 6677 Richmond Highway, Alexandria, Virginia 22306. Effective May, 2010 USA Mobility will relocate its headquarters to 6850 Versar Center, Suite 420, Springfield, Virginia 22151.

	Amount and
	Nature of
	Beneficial	Percentage
Name of Beneficial Owner	Ownership	of Class

Vincent D. Kelly(a)	35,142	*
Thomas L. Schilling(b)	—	*
James H. Boso(c)	8,157	*
Bonnie Culp(d)	—	*
Thomas G. Saine(e)	—	*
Royce Yudkoff(f)	9,581	*
Nicholas A. Gallopo(g)	8,595	*
Brian O’Reilly(f)	1,950	*
Matthew Oristano(h)	1,086	*
Samme L. Thompson(f)	10,062	*
All directors and executive officers as a group (10 persons)	74,573	*
Russell B. Faucett(i)	1,335,000	6.0%
The Vanguard Group, Inc.(j)	1,496,152	6.7%
BlackRock Inc.(k)	3,102,757	13.9%
Renaissance Technologies LLC and James H. Simons(l)	1,509,188	6.8%

*	Denotes less than 1%.

(a)	The information regarding this stockholder is derived from a Form 4 filed by the stockholder with the SEC on March 4, 2010.

(b)	The information regarding this stockholder is derived from an amended Form 4 filed by the stockholder with the SEC on March 23, 2009.

(c)	The information regarding this stockholder is derived from a Form 4 filed by the stockholder with the SEC on March 9, 2009.

(d)	The information regarding this stockholder is derived from a Form 4 filed by the stockholder with the SEC on November 12, 2009.

(e)	The information regarding this stockholder is derived from a Form 4 filed by the stockholder with the SEC on May 19, 2009.

(f)	The information regarding this stockholder is derived from a Form 4 filed by the stockholder with the SEC on January 5, 2010. Included in the table above are 1,086 shares of restricted stock, which will vest on April 1, 2010.

(g)	The information regarding this stockholder is derived from a Form 4 filed by the stockholder with the SEC on January 5, 2010. Included in the table above are 1,357 shares of restricted stock, which will vest on April 1, 2010.

(h)	The information regarding this stockholder is derived from a Form 4 filed by the stockholder with the SEC on March 3, 2010. Included in the table above are 1,086 shares of restricted stock, which will vest on April 1, 2010.

(i)	The information regarding this stockholder is derived from a Schedule 13G filed by the stockholder with the SEC on January 21, 2010. The shares reported herein include 858,000 shares and 477,000 shares held by

Barrington Investors, L.P. and Barrington Partners, respectively, both California limited partnerships. Mr. Faucett is the manager and general partner, respectively, of these two pooled investment vehicles. In such capacities, Mr. Faucett has sole voting and investment power with respect to all shares reported herein. Mr. Faucett’s address is as follows: 2001 Wilshire Boulevard, Suite 401, Santa Monica, CA 90403.

(j)	The information regarding this stockholder is derived from a Schedule 13G filed by the stockholder with the SEC on February 1, 2010. The Vanguard Group, Inc. has sole voting power with respect to 34,223 shares and sole dispositive power with respect to 1,461,929 shares and shared dispositive power with respect to 34,223 shares. The Vanguard Group, Inc.’s address is as follows: 100 Vanguard Blvd, Malvern, PA 19355.

(k)	The information regarding this stockholder is derived from a Schedule 13G filed by the stockholder with the SEC on January 7, 2010. BlackRock Inc. has sole voting and investment power with respect to all shares reported herein. BlackRock Inc.’s address is as follows: 40 East 52nd Street, New York, NY 10022.

(l)	The information regarding this stockholder is derived from a Schedule 13G filed by the stockholder with the SEC on February 11, 2010. Renaissance Technologies LLC and Mr. Simons have sole voting power with respect to 1,440,600 shares and sole dispositive power with respect to 1,460,273 shares and shared dispositive power with respect to 48,915 shares. Renaissance Technologies LLC and Mr. Simons’ address is as follows: 800 Third Avenue, New York, NY 10022.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 5 percent of a registered class of the Company’s stock to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 5 percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of such reports furnished to the Company, the Company believes that, for the year ended December 31, 2009, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 5 percent beneficial owners were timely met.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

As of November 16, 2004, two current or former members of the Board, Messrs. Samme L. Thompson and David C. Abrams, also served as directors for entities that lease transmission tower sites to the Company.

Mr. Thompson was a member of the Board of SpectraSite, Inc. from June 2004 to August 2005. Since August 2005, he has been a member of the Board of ATC (which merged with SpectraSite, Inc.), a landlord of a substantial percentage of tower transmission sites used by the Company. Due to his relationships with SpectraSite, Inc. and ATC, Mr. Thompson has recused himself from any decision by the Board on matters relating to SpectraSite, Inc., and has and will continue to recuse himself from any decision by the Board on matters relating to ATC (since the merger with SpectraSite, Inc.).

Mr. Abrams was a member of the Board from November 2004 through January 2008. In January 2008, Mr. Abrams voluntarily resigned from the Board and effective January 1, 2008 is no longer a related person.

The amount of business during 2009 between the Company, as tenant, and ATC, as landlord, was $12.3 million.

Review, Approval or Ratification of Transactions with Related Persons

Related party transactions have the potential to create actual or perceived conflicts of interest between the Company and its directors and/or executive officers and members of their families. While the Company does not maintain a written policy with respect to the identification, review, approval or ratification of transactions with related persons, the Company’s Code of Business Conduct and Ethics prohibits conflicts of interest between an employee and the Company and requires an employee to report any such potential conflict to the EVP, Human Resources & Administration, who will review the matter with the Audit Committee. In addition, each director is expected to identify to the Secretary, by means of an annual director questionnaire, any transactions between the Company and any person or entity with which the director may have a relationship that is engaged or about to be engaged in a transaction with the Company. The Board reviews with the Secretary and management any such transaction with the affected director excused from such review. There were no transactions involving the Company and related persons during 2009, other than the tower leasing contract with ATC identified above.

CODE OF BUSINESS CONDUCT AND ETHICS

USA Mobility has adopted a Code of Business Conduct and Ethics that applies to all of the Company’s employees including the CEO, COO/CFO, and Chief Accounting Officer/Controller. This Code of Business Conduct and Ethics may be found on the Company’s website at http://www.usamobility.com/about_us/investor_relations/. During the period covered by this report, the Company did not request a waiver of its Code of Business Conduct and Ethics and did not grant any such waivers.

STOCKHOLDER PROPOSALS

Stockholder proposals intended for inclusion in the Company’s Proxy Statement for the Annual Meeting of Stockholders in the year 2011 must be received by Sharon Woods Keisling, Secretary and Treasurer, USA Mobility, Inc., 6850 Versar Drive, Suite 420, Springfield, Virginia 22151, no later than November 26, 2010.

The Company’s Bylaws provide that stockholders desiring to nominate a director or bring any other business before the stockholders at an Annual Meeting must notify the Secretary of the Company thereof in writing during the period 60 to 90 days before the first anniversary of the date of the preceding year’s Annual Meeting (or, if the date of the Annual Meeting is more than 20 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered during the period 60 to 90 days before such Annual Meeting or 10 days following the day on which public announcement of the date of such meeting is first made by the Company). Pursuant to the requirements of the Company’s Bylaws, stockholders must notify the Secretary in writing at a time that is not before February 21, 2011 and not after March 24, 2011. These stockholder notices must set forth certain information specified in the Company’s Bylaws.

OTHER MATTERS

The Board knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

Stockholders are urged to submit the proxy or voting instructions by telephone or over the Internet.

The Company has filed its 2009 Form 10-K with the SEC. Stockholders may obtain, free of charge, a copy of the Annual Report which includes the 2009 Form 10-K by writing to USA Mobility, Inc., Attn: Investor Relations, 6677 Richmond Highway, Alexandria, Virginia 22306. In May, 2010 the Company will relocate to 6850 Versar Center, Suite 420, Springfield, Virginia 22151. Stockholders may also obtain a copy of the 2009 Form 10-K by accessing the Company’s website at www.usamobility.com.

By Order of the Board of Directors,

Sharon Woods Keisling
Secretary and Treasurer

March 23, 2010
Alexandria, Virginia

Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Daylight Time, on May 20, 2009. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/usmo • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. 1. Election of Directors: 01 — Nicholas A. Gallopo 02 — Vincent D. Kelly 03 — Brian O’Reilly 04 — Matthew Oristano 05 — Thomas L. Schilling 06 — Samme L. Thompson 07 — Royce Yudkoff Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees 01 02 03 04 05 06 07 For All EXCEPT — To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. 2. Ratification to appoint Grant Thornton LLP as the 3. In their discretion, the proxies are authorized to vote upon Company’s independent registered public accounting firm for such other business as may properly come before the the year ending December 31, 2009. meeting or any adjournments thereof. B Non-Voting Items Change of Address — Please print new address below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — USA MOBILITY, INC. FORM OF PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints Thomas L. Schilling and Vincent D. Kelly (the “Proxy Committee”), and each of them singly, with full power of substitution to act as the lawful agent and proxy for the undersigned and to vote all shares of common stock of USA Mobility, Inc. that the undersigned is entitled to vote and holds of record on March 17, 2009 at the Annual Meeting of Stockholders of USA Mobility, Inc. to be held on Wednesday, May 20, 2009, at The Westin Alexandria, 400 Courthouse Square, Edison Room B, Alexandria, VA, 22314 at 9:00 a.m., local time, and at any adjournments thereof, on all matters coming before the Annual Meeting. You are encouraged to specify your choices by marking the appropriate boxes on the reverse side but you need not mark any boxes if you wish to vote in accordance with the recommendations of the Board of Directors. The Proxy Committee cannot vote your shares unless you sign and return this card. You may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person. This proxy when properly executed will be voted in the manner you have directed. If you do not specify any directions, this proxy will be voted for proposal 1 and 2 and in accordance with the Proxy Committee’s discretion on such other matters that may properly come before the meeting to the extent permitted by law. IF YOU CHOOSE TO VOTE BY MAIL, PLEASE MARK, SIGN AND DATE YOUR CARD AND RETURN YOUR PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. (TO BE SIGNED ON REVERSE SIDE)